UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Freshpet, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

August 22, 2024
TO OUR FELLOW STOCKHOLDERS
Thank you for your support of Freshpet, Inc. On behalf of the entire Board of Directors of Freshpet (the “Board”), we invite you to attend Freshpet’s 2024 annual meeting of stockholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) scheduled to be held on October 1, 2024 at 9:00 a.m. Eastern Time. The Annual Meeting will once again be conducted in a virtual format, which will provide stockholders the opportunity to participate irrespective of location. Stockholders of record as of the close of business on August 15, 2024 may vote their shares at the Annual Meeting, as further described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”).
Freshpet is a purpose-driven company. We strive to create a world where pets, people and the planet thrive in harmony. We believe Freshpet will significantly raise the standard for the quality of pet food by delivering wholesome, fresh food to pets. In pursuit of that, we intend to create an iconic, market leading brand that will be found in 20 million households, generate $1.8 billion in net sales, and an 18% Adjusted EBITDA margin by 2027.
In 2024, Freshpet made significant progress against “The Future is Fresh” strategic plan that we designed to capture the sizable benefits of our rapid growth over the past decade. That plan – initiated in February of 2023 – was built upon the idea that we had successfully established a significant first-mover advantage in fresh pet food and had also built meaningful scale such that we could turn our focus towards delivering the profit potential of the Freshpet franchise. Since we initiated that strategic plan, we have accelerated the profit improvement of the business while maintaining a very strong net sales growth rate. By the end of 2024, we expect to have grown our Adjusted EBITDA by more than 6x and improved our adjusted gross margin by approximately 900 basis points, while still delivering category-leading net sales growth of approximately 25%. Further, we are on track to deliver positive net income this year and expect to have positive free cash flow by 2026.
We have been able to do this while expanding our production capacity and building our organization to meet the needs of the much larger business we expect to have by 2027 and beyond. We have successfully opened our largest production facility in Ennis, TX and are in the process of expanding the facility with Phase II. We have added significant new talent in Quality, Logistics, Manufacturing, Finance, IT and Legal departments that enhanced our capability and added significant racial and gender diversity to our senior leadership team. We expect to continue adding talent to our team to meet the growing needs of the business and to add deeper expertise in areas where we see meaningful opportunities for improvement. We have also invested in new technologies with the aim of delivering higher quality products at a lower cost and with greater reliability.
We have continued to evolve our Board to meet the emerging needs of the Company. Recognizing the operational intensity of the business, we created an Operations and Food Safety & Quality Assurance Committee of the Board, chaired by Dave Biegger, a seasoned operations executive, and which includes Board Members with operational, financial and customer expertise. That Committee meets regularly with the CEO and our senior operations team to review progress, talent development within the manufacturing & supply chain organization, new technologies under development, and the Company’s capital spending plan.
We also appointed Lauri Kien Kotcher to the Board in April 2024. Lauri brings a long track record of success in emerging growth consumer products businesses, experience in working with founder-involved businesses, and deep marketing and customer experience. She replaced Larry Coben who had served on the Freshpet Board for a decade and drove the numerous governance enhancements implemented over that time. We greatly appreciate Larry’s service to Freshpet and are grateful to Lauri for joining our team.
In 2024, we are implementing the final stages of the Five-Year Governance Transformation Plan that we first announced to shareholders in 2020. That plan was designed to transition Freshpet’s governance practices from those of a private equity-backed, early-stage growth company to a company with almost $1 billion in sales and governance practices you would expect of a company of that size – and do it in a logical and methodical way that matched the governance changes with the increasing size and sophistication of the Company. Since that plan was first laid out, we have eliminated super majority voting rights, implemented a director resignation policy and majority voting requirements in contested elections, increased proxy access and shareholder rights to call a special meeting, and de-classified the Board. Along the way, we have carefully balanced the Board’s responsibilities to both guide and govern the Company and its Management. We are proud to have executed that plan and fulfilled the commitment we made to shareholders in 2020. We believe that our deliberate and methodical implementation of our long-term governance plan has benefited both shareholders and the business, and is a good example of the pragmatism, creativity and long-term thinking of our Board.
As we look forward, our new Nominating & Governance Committee chair Leta (“DeDe”) Priest is working with her Committee and the Management team to identify new opportunities to further strengthen our governance practices as we continue to grow and expand the Company. Additionally, our Compensation & Human Capital Management Committee, chaired by Daryl Brewster, is developing the compensation practices needed to support the much larger company we expect to become while paying close attention to the needs of an expanding production workforce that is essential to our success. Our Audit Committee, chaired by Craig Steeneck, is focused on cybersecurity expertise and is working with Management to ensure that the Company is well prepared for the types of challenges that are so common today. You can find more details on this in the proxy statement and our Sustainability Report.
At this year’s meeting, we are seeking shareholder support for the election of four directors (two of whom were appointed as part of our Board refresh over the past 18 months), ratification of the appointment of our auditor KPMG LLP, and an advisory vote on Say on Pay. Additionally, we are seeking shareholder approval of the 2024 Equity Incentive Plan, which will replace our 2014 Omnibus Incentive Plan. The new plan reflects some of the best practices found in equity incentive plans, including limits on Non-Employee Director Grants, share recycling restrictions, and also includes the authorization of a refreshed equity pool designed to meet the Company’s needs for the next several years.
We believe the future for Freshpet is very bright. Working together, we look forward to continuing to build the Freshpet franchise and delivering on our long-term growth and profitability goals, while staying true to our ethos of serving “Pets. People. Planet.”
On behalf of everyone at Freshpet, we are grateful for your continued trust and support. Thank you for being a Freshpet stockholder.
Sincerely,

William B. Cyr
Chief Executive Officer & Executive Director

FRESHPET, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
Tuesday, October 1, 2024
TO THE STOCKHOLDERS OF FRESHPET, INC.:
The 2024 annual meeting of stockholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) of Freshpet, Inc. (the “Company”) will be held via live webcast on Tuesday, October 1, 2024 at 9:00 a.m. Eastern Time.
Time and Date:	Tuesday, October 1, 2024 at 9:00 a.m. Eastern Time
Place:	Via live webcast by visiting www.virtualshareholdermeeting.com/FRPT2024
Record Date:	The close of business on August 15, 2024
Items of Business:
As described in the accompanying proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock will be asked to vote upon the following items of business at the Annual Meeting:

	1.	Election of four Class I directors to the board of directors (the “Board”);
	2.	Approval of the 2024 Equity Incentive Plan (the “Plan”);
	3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024; and
	4.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers (also known as “Say-on-Pay”)
Stockholders will also act on such other matters as may properly come before the Annual Meeting.
Attendance and Participation at the Annual Meeting:
Stockholders as of the Record Date or their validly designated proxies, will be able to attend the virtual Annual Meeting by visiting the link above, where you will be able to listen to the meeting live, submit questions, and vote. To participate in the Annual Meeting, you must pre-register at www.virtualshareholdermeeting.com/FRPT2024 by 9:00 a.m. Eastern Time on September 30, 2024. More information on attending the Annual Meeting can be found in the accompanying Proxy Statement.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible by following the instructions on the Notice of Internet Availability of Proxy Materials or the enclosed proxy card so that your shares are represented and your voice is heard. Returning the proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit a proxy, even if their shares were sold after the Record Date. More information on voting and attending the Annual Meeting can be found in the accompanying Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.
We urge you to VOTE TODAY by: INTERNET: www.ProxyVote.com TELEPHONE: 800-690-6903 MAIL: complete and return the enclosed proxy card in the postage-paid envelope

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll-Free: (800) 662-5200
Email: FRPT@info.sodali.com

We thank you for your continued support of Freshpet and look forward to your participation at our Annual Meeting.
By Order of the Board of Directors,

Walter N. George III
Chair of the Board
August 22, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING
As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, beginning on or about August 22, 2024, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and our Annual Report to stockholders for the fiscal year ended December 31, 2023 (the “Annual Report”) over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and Annual Report, you may request such materials prior to September 17, 2024 (1) by visiting www.ProxyVote.com, (2) by calling 1-800-579-1639 or (3) by emailing sendmaterial@proxyvote.com. If sending an email, please include the 11-digit control number found on your Notice of Internet Availability of Proxy Materials.
The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report to stockholders for the fiscal year ended December 31, 2023 are currently available online free of charge in the “Financial Information” subsection of Freshpet’s Investor Relations website at investors.freshpet.com or at www.viewourmaterial.com/FRPT. The information included on our website is not incorporated into, nor does it form any part of, this Proxy Statement.

This proxy statement (the “Proxy Statement”) and the accompanying form of proxy were first mailed to stockholders of record on or about August 22, 2024. An annual report for the year ended December 31, 2023 (our “Annual Report”) is enclosed with this Proxy Statement. Electronic copies of this Proxy Statement and Annual Report are available at www.viewourmaterial.com/FRPT and investors.freshpet.com.
In this Proxy Statement, we refer to Freshpet, Inc. as “Freshpet,” the “Company,” “we,” and “us” (as the context requires), the Company’s Board of Directors as the “Board,” the Company’s common stock, par value $0.001 per share, as the “Common Stock,” and the Company’s 2024 Annual Meeting of Stockholders, including any adjournments, postponements, or continuations thereof, as the “Annual Meeting.”

PROXY STATEMENT SUMMARY | 1
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement about Freshpet, Inc. and the upcoming Annual Meeting. This summary does not contain all the information you should consider in deciding how to vote your shares. Stockholders should read the entire Proxy Statement before voting.
THE ANNUAL MEETING
Time and Date:	Tuesday, October 1, 2024 at 9:00 a.m. Eastern Time
Place:	Via live webcast by visiting www.virtualshareholdermeeting.com/FRPT2024
Record Date:	The close of business on August 15, 2024
Attendance and Participation at the Annual Meeting:
Stockholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting the link above, where you will be able to listen to the meeting live, submit questions, and vote. To participate in the Annual Meeting, you must pre-register at www.virtualshareholdermeeting.com/FRPT2024 by 9:00 a.m. Eastern Time on September 30, 2024. More information on attending the Annual Meeting can be found in this Proxy Statement.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible by following the instructions on the Notice of Internet Availability of Proxy Materials or the enclosed proxy card so that your shares are represented and your voice is heard. Returning the proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit a proxy, even if their shares were sold after the Record Date. More information on voting and attending the Annual Meeting can be found in this Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card.

We urge you to VOTE TODAY by: INTERNET: www.ProxyVote.com TELEPHONE: 800-690-6903 MAIL: complete and return the enclosed proxy card in the postage-paid envelope

PROXY STATEMENT SUMMARY | 2
AGENDA AND BOARD RECOMMENDATIONS
	Proposal	Board Recommendation
1
Election of Directors

To elect four Class I directors to the Board. Each of the director nominees is standing for election for a one-year term ending at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until his or her successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal.
FOR each of the Director Nominees: David Biegger, Daryl Brewster, Jacki Kelley, and Timothy McLevish
2	Approval of the 2024 Equity Incentive Plan To approve the 2024 Equity Incentive Plan	FOR
3
Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2024

To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
FOR
4
Non-Binding Advisory Vote to Approve Executive Compensation

To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement. The Board will review the results and take them into consideration when making future decisions regarding executive compensation.
FOR
BOARD OF DIRECTORS
					COMMITTEES
NAME	AGE	CLASS	APPOINTED	CURRENT TERM EXPIRES	AUDIT	NOMINATING AND GOVERNANCE	COMPENSATION AND HUMAN CAPITAL MANAGMENT	OPERATIONS AND FSQA
DIRECTOR NOMINEES
David B. Biegger	65	I	May 2023	2024
Daryl G. Brewster	67	I	Jan 2011	2024
Jacki S. Kelley	58	I	Feb 2019	2024
Timothy R. McLevish	69	I	Aug 2023	2024
CONTINUING DIRECTORS
William B. Cyr Chief Executive Officer	61	III	Sept 2016	2025
Olu Beck	58	III	Oct 2019	2025
Leta D. Priest	65	III	Sept 2018	2025
David J. West	61	III	Jul 2023	2025
Lauri Kien Kotcher	63	II	Apr 2024	2025
Walter N. George III	68	II	Nov 2014	2025
Joseph E. Scalzo	66	II	Aug 2023	2025
Craig D. Steeneck	66	II	Nov 2014	2025

PROXY STATEMENT SUMMARY | 3
BOARD OF DIRECTORS SKILL MATRIX
SKILL OR EXPERIENCE	Olu Beck	David Biegger	Daryl Brewster	Billy Cyr	Walt George	Jacki Kelley	Lauri Kien Kotcher	Tim McLevish	Leta Priest	Joe Scalzo	Craig Steeneck	David West
Executive Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Consumer Packaged Goods (“CPG”)	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔
Business Growth and Innovation	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Corporate Governance and ESG	✔	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔
Financial or Accounting	✔	✔	✔	✔				✔		✔	✔	✔
Retail Experience	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔
Human Capital Management	✔	✔	✔	✔	✔	✔	✔	✔		✔		✔
Marketing	✔	✔	✔	✔		✔	✔		✔	✔		✔
Manufacturing and Supply Chain	✔	✔	✔	✔	✔		✔	✔		✔	✔	✔
Public Company Board	✔		✔				✔	✔		✔	✔	✔
Pet Food Experience	✔		✔	✔	✔							✔
Diverse	✔					✔	✔		✔
Includes Company Nominees and Continuing Directors. For definitions of each of the above skills or experiences, please see page 39 of this Proxy Statement.

PROXY STATEMENT SUMMARY | 4

PROXY STATEMENT SUMMARY | 5
GOVERNANCE HIGHLIGHTS: OUR GOVERNANCE TRANSFORMATION ROADMAP

2006
Freshpet founded
2010
Welcomed a private equity investor
2014
Went public and onboarded new directors
2016
William B. Cyr joined as CEO
2018-19
Added three women directors to Board
2020
Eliminated supermajority voting rights
Announced director resignation policy
2021
Majority voting in uncontested elections
Adopted director retirement policy
Vote to declassify board
2022
Independent Chair
Separate CEO & Chair
No poison pill
2022
Stockholder right to call special meeting
Proxy access
2023
Partially declassified board
2025
Fully declassified board

| | | freshpet | | | | | |
|---|---|---|---|---|---|---|---|
| | Young Companies | Pre-2020 | 2020 | 2021 | 2022 | 2023 to 2025 | Mature Companies |
| Independent Board Chair | Yes | ✓ | ✓ | ✓ | ✓ | ✓ | Yes |
| Separate CEO & Board Chair | Yes | ✓ | ✓ | ✓ | ✓ | ✓ | Yes |
| No Poison Pill Adopted | Yes | ✓ | ✓ | ✓ | ✓ | ✓ | Yes |
| Eliminate Supermajority Voting Rights | 75% | | ✓ | ✓ | ✓ | ✓ | 50% |
| Director Resignation Policy | No | | ✓ | ✓ | ✓ | ✓ | Yes |
| Majority Voting in Uncontested Elections | No (plurality) | | | ✓ | ✓ | ✓ | Yes |
| Director Retirement Policy | No | | | ✓ | ✓ | ✓ | Yes |
| Proxy Access | No | | | | ✓ | ✓ | Yes |
| Stockholder Right to Call Special Meetings | No | | | | ✓ | ✓ | Yes |
| Declassified Board | 3-Year Terms | | | | | ✓ | 1-Year Terms |

PROXY STATEMENT SUMMARY | 6
STOCKHOLDER RIGHTS AND ENGAGEMENT
BOARD PRACTICES
INDEPENDENT, NON-EXECUTIVE CHAIR
The positions of Chair of the Board and Chief Executive Officer are presently separated. While our Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, we believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business and our Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

BOARD AND COMMITTEE INDEPENDENCE
During 2023, all of our directors (other than our Chief Executive Officer) were independent, and each of our Board committees consisted entirely of independent directors.
BOARD REFRESHMENT & COMMITMENT TO DIVERSITY
We believe that fresh viewpoints and diversity, in its many forms, and the breadth of perspective this brings, enhance the effectiveness of our Board. Over the last six years we have appointed eight new directors, four of whom are women, the most recent being Lauri Kien Kotcher who joined our Board in April 2024 upon the retirement of Larry Coben. In 2023 we announced the retirement of our former Board Chair, Charles A. Norris, consistent with our director retirement policy, with Walter N. George, III, previously Chair of the Nominating and Governance Committee, becoming Board Chair. The Board remains committed to continuously evaluating and maintaining the appropriate balance of director tenure, industry and professional experience and skillsets, while ensuring a diversity of perspectives

4 in 12 directors are diverse (includes gender and ethnic diversity)
BOARD OVERBOARDING
Our Corporate Governance Guidelines require a director, prior to becoming a director of another public company, to give prior notice to the Chair of the Nominating and Governance Committee, the Chair of the Board and the Chief Executive Officer regarding the potential additional directorship. If a determination is made that the prospective additional directorship, considered in aggregate with the director’s other directorships, would interfere with the director’s ability to carry out responsibilities on our Board, then the director must either submit a resignation from our Board or not accept the prospective additional directorship. Our Corporate Governance Guidelines do not impose an express limit on the number of boards of directors on which our directors can serve.

Joseph E. Scalzo, one of the directors appointed pursuant to the JANA Agreement on August 21, 2023 (please see “Directors, Executive Officers, and Corporate Governance—Board of Directors—JANA Agreement” for more information), currently serves on three public company boards of directors, inclusive of our Board. Mr. Scalzo has served as a member of the board of directors of Treehouse Foods, Inc. since April 2022. In addition, Mr. Scalzo previously served as the Chief Executive Officer of The Simply Good Foods Company (“Simply Good Foods”) until July 7, 2023, when he assumed the role of Executive Vice Chairman of the board of directors of Simply Good Foods. Mr. Scalzo will continue to serve in that role until August 31, 2024, at which time he shall step into the role of Non-Executive Vice Chairman of the Simply Good Foods board. Based on the transitionary nature of Mr. Scalzo’s role as Executive Vice Chairman and the limited additional responsibilities that are inherent in this role, the Board does not believe that this role, when considered in aggregate with his other directorships, interferes with his ability to carry out his responsibilities on our Board.

PROXY STATEMENT SUMMARY | 7
STOCKHOLDER RIGHTS
SINGLE VOTING CLASS
All holders of Freshpet’s Common Stock have the same voting rights (one vote per share of stock).
NO POISON PILL
The Company has not adopted a stockholder rights plan, also known as a poison pill.
STOCKHOLDER ENGAGEMENT
SINCE OUR 2023 ANNUAL MEETING AND SO FAR IN 2024…
Since last year’s annual meeting of stockholders, we have met and engaged directly with stockholders holding approximately 78% of our outstanding Common Stock, and additional outreach is underway.
Members of our Board and management have also:
  • Met with analysts who cover our Company and leading proxy advisors who serve our investors
  • Presented at seven industry conferences
  • Held six non-deal road shows
  • Hosted numerous investors on tours of the Freshpet Kitchens, where investors and analysts heard presentations from our senior management about all aspects of our business

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING | 8
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
WHY AM I RECEIVING THESE PROXY MATERIALS? WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING WITH THESE PROXY MATERIALS?
These proxy materials are being made available to you because you were a holder of our Common Stock as of the Record Date, and the Board is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting.
Members of the Board and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting.
WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, beginning on or about August 22, 2024, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) with instructions on how to access our proxy materials and our Annual Report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and Annual Report, you may request such materials (1) by visiting www.ProxyVote.com, (2) by calling 1-800-579-1639 or (3) by emailing sendmaterial@proxyvote.com. If sending an email, please include the 11-digit control number found on your Notice of Internet Availability.
WHAT MATTERS AM I VOTING ON? HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE MATTERS?
Proposal 1: Election of Directors
The Board is asking stockholders to elect four Class I directors to the Board. Each of the director nominees is standing for election for a term ending at the 2025 Annual Meeting and until his or her successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal.
The Board has nominated and unanimously recommends the election of four incumbent directors (the “Company Nominees”). For more information on the Company Nominees, please see “Directors, Executive Officers, and Corporate Governance—Board of Directors—Director Nominees” on page 40 of the Proxy Statement.
The Board unanimously recommends that stockholders vote “FOR” each of the Company Nominees.
Proposal 2: Approval of the 2024 Equity Incentive Plan
The Board is asking stockholders to approve the 2024 Equity Incentive Plan (the “Plan”).
The Board unanimously recommends that stockholders vote “FOR” the approval of the Plan.
Proposal 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2023
The Board is asking stockholders to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The Board unanimously recommends that stockholders vote “FOR” the ratification of KPMG as our independent registered public accounting firm for 2024.
Proposal 4: Non-Binding Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)
The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement (also known as “Say-on-Pay”). As an advisory vote, the result will not be binding on the Board or the Compensation and Human Capital Management Committee (“Compensation Committee”). This “Say-on-Pay” vote will, however, provide us with important feedback from our

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING | 9
stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
The Board unanimously recommends that stockholders vote “FOR” the approval of executive compensation on an advisory basis.
HOW DO I VOTE?
If you are a registered stockholder (that is, you hold shares in your name directly on the books of our transfer agent, Computershare Trust Company, N.A. (“Computershare”), and not through a bank, broker or other nominee) you may choose any of three methods to submit your proxy to have your shares voted in advance of the Annual Meeting:
•
Internet: You may submit your proxy online via the Internet by accessing the following website and following the instructions provided: www.ProxyVote.com. You may navigate to the online voting site by entering your 16-digit control number found on your Notice of Internet Availability or proxy card. Have your Notice of Internet Availability or proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to mail in any proxy card you may have received.

•
Telephone: You may submit your proxy by telephone by calling the following phone number toll-free using a touch-tone phone and following the instructions provided: 800-690-6903. You will be asked to provide your 16-digit control number found on your Notice of Internet Availability or proxy card. Have your Notice of Internet Availability or proxy card ready when you dial the phone number and follow the prompts to record your vote. This vote will be counted immediately and there is no need to mail in any proxy card you may have received.

•
Mail: If you received your Annual Meeting material by mail, you also may choose to grant your proxy by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER, BANK OR OTHER NOMINEE. In most cases, you will be able to do this by mail or via the Internet. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the Annual Meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Alternatively, you may vote at the virtual Annual Meeting. The Annual Meeting will be held online via a live webcast at www.virtualshareholdermeeting.com/FRPT2024. You may only participate in the virtual meeting by registering in advance at www.virtualshareholdermeeting.com/FRPT2024 prior to the deadline of 9:00 a.m. Eastern Time on September 30, 2024. Please have your Notice of Internet Availability, voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to participate in and vote during the Annual Meeting. Upon completing registration, participants will receive further instructions via email that will allow them to access the meeting.
Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares TODAY by Internet, telephone or mail to ensure that your votes are counted at the Annual Meeting.
WHAT IS A PROXY? WHAT SHARES ARE INCLUDED ON A PROXY CARD?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Todd Cunfer and Lisa Alexander as the Company’s proxies for the Annual Meeting.
Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple

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accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each proxy or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.
CAN I CHANGE MY VOTE OR REVOKE MY PROXY?
Yes. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:
•	Delivering written notice of revocation to the Corporate Secretary at 1545 US-206, Bedminster, NJ 07921 that is received on or before 11:59 p.m. Eastern Time on September 30, 2024;
•	Delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;
•	Submitting a later dated proxy over the Internet in accordance with the instructions on the Notice of Internet Availability or proxy card;
•	Submitting a later dated proxy by telephone in accordance with the instructions on the Notice of Internet Availability or proxy card; or
•	Voting your shares electronically during the Annual Meeting.
If your shares are held in street name, you should contact your broker, bank or other nominee directly to change your vote or revoke your proxy.
WHO IS ENTITLED TO VOTE? HOW MANY SHARES ARE OUTSTANDING? HOW MANY VOTES DO I HAVE?
Only holders of record of our Common Stock at the close of business on August 15, 2024, which is the Record Date, will be entitled to receive notice of, to attend, and to vote at the Annual Meeting. At the close of business on the Record Date, 48,485,541 shares of our Common Stock were outstanding and eligible to be voted. Holders of the Company’s Common Stock are entitled to one vote for each share held as of the Record Date. Cumulative voting is not permitted in the election of directors.
WHAT IS THE DEADLINE FOR VOTING?
The deadline for voting by Internet and by telephone is 11:59 p.m. Eastern Time on September 30, 2024. Votes cast by mail must be received no later than the start of the Annual Meeting. If you attend the Annual Meeting, you may vote your shares electronically during the meeting.
IF I CAN’T ATTEND THE ANNUAL MEETING, CAN I VOTE LATER?
We encourage stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials, regardless of whether you think you will be able to attend the Annual Meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.
WHAT CONSTITUTES A QUORUM?
Freshpet is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and our Bylaws govern the voting standards applicable to actions taken by our stockholders. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting, and business may not be conducted at the Annual Meeting unless a quorum is present. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and “broker non-votes” (described below) are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

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WHAT VOTE IS REQUIRED, AND HOW WILL MY VOTES BE COUNTED TO ELECT THE DIRECTOR NOMINEES AND TO APPROVE EACH OF THE OTHER PROPOSALS?
Proposal	Voting Standard	Board Recommendation	Effect of Abstentions and Withholds	Effect of Broker Non-Votes
Proposal No. 1 Election of Four Class I Directors to the Board
Majority of votes cast, meaning that for a director to be elected to the Board, the number of shares voted “FOR” such director’s election must exceed the number of votes cast “AGAINST” such director’s election.
		FOR each of the COMPANY NOMINEES: David Biegger, Daryl Brewster, Jacki Kelley, and Timothy McLevish	Abstentions have no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 2 Approval of the 2024 Equity Incentive Plan (the “Plan”)	Majority of shares present in person or by proxy and entitled to vote on the matter.	FOR	Abstentions have the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 3 Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm for 2024	Majority of shares present in person or by proxy and entitled to vote on the matter.	FOR	Abstentions have the same effect as a vote against the proposal.	Broker discretionary voting is expected to be permitted for this proposal.
Proposal No. 4 Non-Binding Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)	Majority of shares present in person or by proxy and entitled to vote on the matter.	FOR	Abstentions have the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.
Under our Bylaws, when a quorum is present at any meeting of stockholders, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve such matter, subject to certain exceptions governed by law or regulation, such as the DGCL.
Pursuant to our Bylaws, an election of directors is considered to be “contested” if, in connection with the Annual Meeting, the Secretary of the Company has received one or more notices that a stockholder has nominated or proposed to nominate a person or persons for election as a director, which notice(s) purport(s) to be in compliance with the advance notice requirements set forth in our Bylaws, and as of the date that is 14 days in

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advance of the date that the Company files its definitive proxy statement with the SEC, such notice has not been formally and irrevocably withdrawn by such stockholder. Because no one has submitted such a notice of nomination, the election of directors at this year’s Annual Meeting is uncontested and will be conducted by a majority of the votes cast.
OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 USING ONE OF THE METHODS DESCRIBED IN OUR PROXY MATERIALS.
WHAT IS A BROKER NON-VOTE?
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange rules applicable to brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Global Market) determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you. In such case, your broker is not entitled to vote your shares on “non-routine” items absent voting instructions from you but may, in its discretion, either leave your shares unvoted or vote your shares on “routine” matters. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3) is the only “routine” matter proposed to be presented at the Annual Meeting. Accordingly, if your broker does not receive voting instructions from you, then such broker will only be able to exercise discretionary authority on Proposal 3, but broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. These “broker non-votes” will not be counted in determining the number of shares necessary for the approval of Proposals 1, 2 or 4.
HOW WILL SHARES BE VOTED ON THE PROXY CARD?
The shares represented by any proxy card that is properly completed, executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail, Internet or telephone.
If you return a validly executed and dated proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of all four director nominees recommended by our Board as set forth on the proxy card (Proposal 1); “FOR” the approval of the Plan (Proposal 2); “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2024 (Proposal 3); and “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “Say-on-Pay resolution”) (Proposal 4).
Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies in the proxy materials, to the extent authorized under Rule 14A-4(C) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
WILL MY SHARES BE VOTED IF I DO NOTHING?
No. If you are a registered stockholder of record (i.e., you own your shares directly on the books of the Company’s transfer agent, Computershare, and not through a broker, bank or other nominee) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
WHAT IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR PROXY CARD FROM THE COMPANY?
If your shares are held in more than one account, you will receive more than one Notice of Internet Availability or proxy card, and in that case, you can and are urged to vote all of your shares by, (i) if you choose to vote by mail, completing, signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided, or, (ii) if you choose to vote via the Internet or telephone, using the unique 11-digit control number found on each Notice of Internet Availability you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account

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will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.
HOW MANY SEATS ON THE BOARD ARE UP FOR ELECTION AT THE ANNUAL MEETING?
There are four seats on the Board up for election at the Annual Meeting.
The Board currently has 12 members divided into three classes with staggered terms which will be completely declassified by 2025 as part of the Company's previously announced governance reforms, which are discussed in more detail beginning on page 21 of this Proxy Statement. This year, the Class I directors of the Board are up for election for a one-year term, the Class having previously been elected to a three-year term at our 2021 annual meeting of stockholders. For more information on the Board of Directors, please see “Directors, Executive Officers, and Corporate Governance—Board of Directors” on page 2 of this Proxy Statement.
Following this year's Annual Meeting, all seats on the Board will be up for election at the 2025 Annual Meeting and each year thereafter.
WHO MAY ATTEND THE ANNUAL MEETING? HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting will be held in a virtual-only format. You are entitled to participate in the Annual Meeting only if you were a holder of Common Stock as of the close of business on the Record Date, or your authorized representative or you hold a valid proxy for the Annual Meeting. Stockholders must pre-register in order to attend and vote by ballot at the Annual Meeting. Please see the section below titled “How do I participate in the Annual Meeting?” for instructions about how to pre-register.
Even if you plan to attend the Annual Meeting, please vote using the procedures described on your Notice of Internet Availability or proxy card as soon as possible so that your vote will be counted if you later are unable or decide not to attend the Annual Meeting.
HOW DO I PARTICIPATE IN THE ANNUAL MEETING?
The Annual Meeting will be held online via a live webcast at www.virtualshareholdermeeting.com/FRPT2024. You may only participate in the virtual Annual Meeting by registering in advance at www.virtualshareholdermeeting.com/FRPT2024 prior to the deadline of 9:00 a.m. Eastern Time on September 30, 2024. Please have your Notice of Internet Availability, voting instruction form, proxy card or other communication containing your 16-digit control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to participate in and vote during in the Annual Meeting. Upon completing registration, participants will receive further instructions via email that will allow them to access the meeting.
Stockholders may log into the meeting platform beginning at 8:30 a.m. Eastern Time on October 1, 2024. We encourage you to log in prior to the meeting start time. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Additional information and our proxy materials can also be found at www.viewourmaterial.com/FRPT.
MAY I SUBMIT QUESTIONS DURING THE ANNUAL MEETING?
Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, KPMG, will attend the Annual Meeting and be available to answer stockholder questions. We will provide our stockholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and may include certain procedural requirements.

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WHAT IF I EXPERIENCE TECHNICAL ISSUES WITH THE VIRTUAL MEETING PLATFORM?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the Annual Meeting, please call the technical support number that will be posted in the virtual meeting reminder email sent the day prior to the Annual Meeting. We encourage you to access the virtual meeting prior to the start time.
WHO WILL COUNT THE VOTES?
A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and serve as the independent inspector of election for the Annual Meeting.
WHERE CAN I FIND THE RESULTS OF THE ANNUAL MEETING?
We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website at investors.freshpet.com.
DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?
No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
HOW DO I REQUEST A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS?
A copy of our proxy materials, as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary. The proxy materials are posted on our website at investors.freshpet.com and are available free of charge from the SEC at its website, www.sec.gov.

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WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Banks and Brokers Call: (203) 658-9400
Stockholders Call Toll-Free: (800) 662-5200
Email: FRPT@info.sodali.com

freshpet
SLICE & SERVE ROLL
Chunky Chicken & Turkey Recipe

STOCKHOLDER ENGAGEMENT | 17
STOCKHOLDER ENGAGEMENT
Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy, and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.
SPECIFIC WAYS WE ENGAGED WITH STOCKHOLDERS IN 2023 AND SO FAR IN 2024
Since last year’s annual meeting, we have met and engaged directly with stockholders holding approximately 78% of our outstanding Common Stock. We also met with analysts who cover our Company and leading proxy advisors who serve our investors. We presented at seven industry conferences, held six non-deal road shows, and hosted numerous investors on tours of the Freshpet Kitchens, where investors and analysts heard presentations from our senior management about all aspects of our business (which presentation materials were also made available to our stockholders generally through our filings with the SEC and on the “Investors” section of our website at investors.freshpet.com). Our Board and management carefully consider and evaluate feedback received during these meetings. Additionally, in response to the Say-on-Pay results (97% approval) at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”), management and the Board have continued to focus their discussions with stockholders on executive compensation. In response to those discussions, the Compensation Committee has added an Environmental, Social, and Governance (“ESG”) goal as a key part of the executive officers’ annual bonus calculation to both further distinguish the annual incentives from the long-term incentives and to ensure commitment to the ESG goals.
Additionally, our independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, over the past eight months, our directors held outreach discussions with stockholders representing approximately 45% of our outstanding shares, and additional outreach is underway. The Compensation Committee met with many of our core stockholders and considered their feedback, as well as the commentary from Glass Lewis and ISS, and committed to not grant equity to the named executive officers in 2022 or 2023. Additionally, the Compensation Committee refocused the goals of the 2014 Plan (as defined below) to include an ESG metric for 2023.
The feedback we received in 2022, 2023 and early 2024 is described below and reflected in the governance changes we announced in 2020 and are continuing to implement.
	WHAT WE HEARD	OUR RESPONSE
GOVERNANCE
Stockholders expressed support for the concept of a long-term governance transformation plan and the fact that we have executed each element as originally outlined and on the timetable that was committed in 2020.

Our Board appreciates shareholder support for the plan. As we reach the completion of that 5-year plan, we are considering what type of long-term governance roadmap might be appropriate for Freshpet at this stage of development and over the next several years.

Stockholders encouraged us to strengthen our conflict of interest and non-compete policies for both the Board and management.

Stockholders encouraged the Company to provide greater visibility and rigor to the capital investment and cash needs of the business.

The Board conducted an extensive review of its past practices, industry norms, the evolving legal landscape, and the unique challenges presented by founder-involved businesses. The Company has adopted updated Conflict of Interest, Code of Conduct, and non-compete policies and is the process of implementing them.

The Company has outlined specific capital investment plans and the related cash needs for shareholders. It has committed to being cash flow positive by 2026 and is currently ahead of schedule.

STOCKHOLDER ENGAGEMENT | 18
	WHAT WE HEARD	OUR RESPONSE
ENVIRONMENTAL SOCIAL & GOVERNANCE	Stockholders said they were satisfied with our progress on diversity within our Board but would like us to provide greater metrics on the Company’s overall progress.
The Company is providing more detailed metrics on the diversity within our Company as part of the Proxy Statement. Additionally, the Company has continued to add diversity to its senior management team and its Board.

Stockholders encouraged us to enhance our ESG disclosure practices and align on the most appropriate reporting framework.
The Company has released its 4th annual Sustainability Report which provides the most detailed reporting yet on the Company’s performance against its long-term sustainability goals.

Our annual sustainability reports are available on our website at investors.freshpet.com.

EXECUTIVE COMPENSATION
Stockholders encouraged the Board to transition to more traditional equity incentive plans upon the completion of the 2020 Multi-Year Grant performance period in order to avoid the risk of misalignment of goals.

The Company has committed to implementing a more traditional equity incentive plan for the most senior management beginning in 2025. The Company has fulfilled its original commitment to not issue any additional equity to participants in the 2020 Multi-Year Grant Program. However, it is also clear that the 2020 Grants have driven outsized net sales growth (~32% CAGR) and Adj. EBITDA growth (~35%) – consistent with the goals included in the 2025 plan.

Stockholders felt that the Company’s addition of employee retention to the Annual Incentive Plan for senior executives was a very pragmatic way to address a business-appropriate social goal in the current environment.

The focus on retention drove significant improvement in the Company’s overall retention rate and that has positively impacted the Company’s profitability. The Company is expanding the retention goal to now include employee safety, development and satisfaction to the Annual Incentive Plan.

COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee or the Chair of the Board may do so by writing to any such party at Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires the attention of any member, group or committee of the Board.

COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 20
BUSINESS TRANSFORMATION: 2006-2024
Freshpet was founded in 2006 with a single-minded mission to do right by pets, people and the planet, every step of the way from farm to fridge. In 2010, we welcomed a private equity investor who believed in our mission and the power of our platform, and subsequently went public in 2014. In addition to onboarding new directors with financial and industry expertise that we needed as a public company, we welcomed our current CEO, William B. Cyr, in 2016 to support the Board’s ambition to rapidly and strategically scale the business. In 2019, our Board added three female directors, who brought deep expertise in retail, digital optimization and strategy to support our 2020 long-term plan. Four new directors were added in 2023, and Walter N. George III assumed the role of Chair of the Board. In 2024, the Board welcomed a fourth female director. The Board’s commitment to regular refreshment and corporate governance best practices underlies our dynamic and thoughtful approach to oversight of our business and management.
The following graphic helps illustrate our history, progress.

COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 21
FRESHPET’S COMMITMENT TO GOOD CORPORATE GOVERNANCE: 2020 TO 2025 ROADMAP
As a young public company in pursuit of sizable long-term goals to disrupt the pet food industry, our IPO-related governance provisions provided protection from market volatility and helped ensure business continuity and organizational stability while our Board and management pursued long-term strategic goals and stockholder value creation.
While these governance provisions were critical to our success as a young public company, our Board recognized that some of these protections provided by our governance structure should be gradually phased out as we reach maturity. Concurrent with setting Freshpet’s strategic 2025 long-term plan, the Board during 2019 solicited valuable stockholder feedback to receive direct input as to how to best evolve Freshpet’s corporate governance.
In response, the Board has implemented a number of corporate governance updates aimed at allowing our Board and management to still focus primarily on the creation of long-term value for our stockholders while also being responsive to our stockholders, employees and the communities in which we do business. Supporting that philosophy, we have adopted, many leading corporate governance practices over the past several years, including:

COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 22
CORPORATE GOVERNANCE PRACTICES
BOARD PRACTICES
INDEPENDENT, NON-EXECUTIVE CHAIR
The positions of Chair of the Board and Chief Executive Officer are presently separated. While our Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, we believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business and our Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

BOARD AND COMMITTEE INDEPENDENCE
All of our directors (other than our Chief Executive Officer) are independent, and each of our Board committees consist entirely of independent directors.
BOARD REFRESHMENT & COMMITMENT TO DIVERSITY
We believe that fresh viewpoints and diversity, in its many forms, and the breadth of perspective this brings, enhance the effectiveness of our Board. Over the last six years we have appointed eight new directors, four of whom are women, the most recent being Lauri Kien Kotcher who joined our Board in April 2024 upon the retirement of Larry Coben. In 2023 we announced the retirement of our former Board Chair, Charles A. Norris, consistent with our director retirement policy, with Walter N. George, III, previously Chair of the Nominating and Governance Committee, becoming Board Chair. The Board remains committed to continuously evaluating and maintaining the appropriate balance of director tenure, industry and professional experience and skillsets, while ensuring a diversity of perspectives.

4 in 12 directors are diverse (includes gender and ethnic diversity)
BOARD OVERBOARDING
Our Corporate Governance Guidelines require a director, prior to becoming a director of another public company, to give prior notice to the Chair of the Nominating, and Governance Committee, the Chair of the Board and the Chief Executive Officer regarding the potential additional directorship. If a determination is made that the prospective additional directorship, considered in aggregate with the director’s other directorships, would interfere with the director’s ability to carry out responsibilities on our Board, then the director must either submit a resignation from our Board or not accept the prospective additional directorship. Our Corporate Governance Guidelines do not impose an express limit on the number of boards of directors on which our directors can serve.

Joseph E. Scalzo, one of the directors appointed pursuant to the JANA Agreement on August 21, 2023 (please see “Directors, Executive Officers, and Corporate Governance—Board of Directors—JANA Agreement” for more information), currently serves on three public company boards of directors, inclusive of our Board. Mr. Scalzo has served as a member of the board of directors of Treehouse Foods, Inc. since April 2022. In addition, Mr. Scalzo previously served as the Chief Executive Officer of The Simply Good Foods Company (“Simply Good Foods”) until July 7, 2023, when he assumed the role of Executive Vice Chairman of the board of directors of Simply Good Foods. Mr. Scalzo will continue to serve in that role until August 31, 2024, at which time he shall step into the role of Non-Executive Vice Chairman of the Simply Good Foods board. Based on the transitionary nature of Mr. Scalzo’s role as Executive Vice Chairman and the limited additional responsibilities that are inherent in this role, the Board does not believe that this role, when considered in aggregate with his other directorships, interferes with his ability to carry out his responsibilities on our Board.

COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 23
STOCKHOLDER RIGHTS
SINGLE VOTING CLASS
All holders of Freshpet’s Common Stock have the same voting rights (one vote per share of stock).
NO POISON PILL
The Company has not adopted a stockholder rights plan, also known as a poison pill.
2020 STOCKHOLDER AND BOARD ACTIONS
ELIMINATED SUPERMAJORITY VOTING PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION
At our 2020 Annual Meeting, our Board submitted a proposal to our stockholders to eliminate all of the supermajority voting provisions from the Company’s Certificate of Incorporation, which our stockholders overwhelmingly approved.

DIRECTOR RESIGNATION POLICY
Our Board adopted a policy that any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. In such case, the Nominating, and Governance Committee will make a recommendation on the offer and the Board will decide whether to accept or reject the offer.

2021 STOCKHOLDER AND BOARD ACTIONS
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS
Before the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), our Board amended our Bylaws to implement a majority voting standard for director elections in uncontested elections and a plurality voting standard in contested elections. Our previous Bylaws provided for a plurality voting standard in both uncontested and contested elections.

DIRECTOR TENURE POLICY
Before the Company’s 2021 Annual Meeting, our Board adopted a director retirement policy that provides that non-employee directors will not be nominated for re-election to the Board after reaching age 75.

DECLASSIFICATION OF THE BOARD OF DIRECTORS BY 2025
In the Company’s 2021 proxy statement, our Board submitted a proposal to be voted on by stockholders to fully declassify the Board by 2025, which our stockholders overwhelmingly approved. Our Certificate of Incorporation currently divides our Board into three classes, with one class being elected each year. Our Board will be fully declassified by the 2025 Annual Meeting, with each director to be elected on an annual basis thereafter.

2022 STOCKHOLDER AND BOARD ACTIONS
PROXY ACCESS
In June 2022, the Board amended the Company’s Bylaws to incorporate a provision that permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding Common Stock for three years, to nominate a certain percentage of the directors for the Company’s Board.

STOCKHOLDER RIGHT TO REQUEST THE COMPANY CALL A SPECIAL MEETING
In the Company’s 2022 proxy statement, our Board submitted a proposal to be voted on by stockholders to amend our Certificate of Incorporation to allow stockholders the ability to make a request to the Company to call special meetings, which our stockholders overwhelmingly approved.

COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 24
2023 STOCKHOLDER AND BOARD ACTIONS
COMPENSATION RECOUPMENT POLICY
In October 2023, the Board’s Compensation Committee adopted a new Compensation Recoupment Policy, replacing the pre-existing policy, to be consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards.

CONFLICT OF INTEREST POLICY
In response to concerns raised by shareholders in 2023, the Board adopted in February 2024 a Conflict of Interest Policy applicable to directors and officers as defined by Section 16(a) of the Exchange Act to provide such persons with written guidance on recognizing actual, or the appearance of, conflicts of interest, mechanisms to disclose and deal with potential or actual conflicts, and help in fostering a culture of honesty and accountability. The Nominating and Governance Committee is responsible for oversight (see—Other Board Matters—Conflict of Interest Policy for more details).

GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
In 2023, the Board re-constituted the membership of its committees. Led by the Nominating and Governance Committee, the Board conducted a thorough review of its Governance Guidelines and Committee Charters and, in February 2024, the Board, approved updates to each document including stating an intention to maintain an average director’s tenure on the Board of 12 years while not imposing a specific limit on tenure, allocating responsibility for ESG oversight among the Committees, and adding oversight of Food Safety and Quality Assurance to the Operations Committee, formalizing it as a standing committee.

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COMMITMENT TO GOOD CORPORATE GOVERNANCE  | 26
ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
We believe that corporate responsibility promotes the long-term interests of our stockholders and strengthens Board and management accountability, and Freshpet’s credo articulates our culture and commitment to best serve our pets, employees, customers, communities, and stockholders. Corporate responsibility at Freshpet is implemented from the most senior levels down to every one of our employees because we believe that how responsibly we run our business is intrinsically tied to achieving operational excellence.
Our Board’s primary duty of overseeing our corporate strategy includes the Board’s oversight of how ESG issues may impact the long-term interests of our stockholders and other stakeholders.
As part of overseeing our corporate strategy and our enterprise risk management program, our Board, acting through its committees monitors our ESG (including sustainability) practices. The committees' responsibilities include oversight of our ESG activities, including ongoing carbon, water, and environmental matters, and particularly so with respect to facilities. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders. To further support our efforts in this area, we created a Sustainability Leadership Team, consisting of internal resources from critical functional groups and external advisors to address ESG factors that impact our business. Our Sustainability Leadership Team evaluated potential ESG opportunities relevant to our Company based on the views held by our stockholders and aspects of ESG frameworks including those established by the Carbon Disclosure Project (“CDP”) and Sustainability Accounting Standards Board (“SASB”). We recently released this year’s sustainability report, which is our most comprehensive yet, in July 2024. You can access a copy of the report at investors.freshpet.com/investors/corporate-governance/governance-highlights. Our sustainability report does not form any part of, and is not incorporated by reference into, this proxy statement.
Commensurate with our materiality-focused ESG approach, our priority is developing a responsible business that is focused on sustainability and the triple bottom line. We think of sustainability broadly, and as defined by our triple bottom line across three areas:
1.   Performing across key business metrics.
2.   Having a positive impact on society.
3.   Minimizing our impact on the environment.
COMMITMENT TO NOURISHING PETS, PEOPLE AND PLANET
At Freshpet, our mission is to create the very best foods that nourish the bond between pets and their parents, helping us both live longer, healthier, and happier lives. Achieving success while caring for our team members, our communities, and our planet is not only the right thing to do, it helps ensure the long-term sustainability of the Company. This ambitious mission drives us every day and was built into the Company by our founders from the very beginning. We call it “Nourishing Pets, People and Planet.”
For over a decade, we have been dedicated to our sustainability initiatives and have made significant progress toward minimizing our environmental impact on the world as we fulfill our mission to provide healthy fresh food for pets and pet parents. We are not perfect, but view ourselves as an industry leader in pet nutrition, sustainability, and growth.

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KEY PETS, PEOPLE AND PLANET ACCOMPLISHMENTS
Pets: Nourishing happier and healthier lives
• We strive to change the pet food category for the better by bringing fresh healthy meals to pets. We have been steadfast in our nutritional ideology, so our foods are developed for healthy nutrition instead of what is easy to make. We start each recipe with fresh meats and veggies, minimally process them to retain the nutrients, and keep them fresh with refrigeration instead of using preservatives. Our goal is to produce the ideal food for pets to help them lead long healthy lives with their pet parents.

• Our key goal is to support the human and animal bond because we believe pets and pet parents live longer, healthier lives together. We want to nourish those pets with our food, bringing joy to both pets and pet parents.

• In pursuit of our mission, as of 2023, we have donated over 17 million meals to shelter pets waiting for their forever home.

• We support programs at leading shelters and charities that impact the communities we live in. Our key partners include Pennsylvania Society for the Prevention of Cruelty to Animals (“SPCA”), St. Hubert’s Animal Welfare Center in Northern New Jersey, and 4 Paws for Ability, which provides service dogs to assist children, adults, and veterans with a range of disabilities.

• We have funded multiple research studies from the Freshpet Foundation focused on how nutrition can help improve pet health and longevity.

People: Living better together
• We provide industry-leading benefits for all eligible full-time employees, including:

- Comprehensive healthcare
- 401(k) matching
- Annual stock grants
- Tuition reimbursement
- Maternity/Paternity leave
- Generous paid time off to allow for a life outside of work

• Our goal is to build a diverse and inclusive culture at Freshpet. We aim to do this through recruitment efforts that focus on attracting candidates from diverse communities as well as focusing on diversity of experience and skills.

• We strive to be a place where people love to work, and we encourage everyone to grow, have fun and deliver on our vision. Our employee engagement score of 78% as of December 2023 is reflective of our commitment to creating an engaged workforce.

For more information on our commitment to our People, please see “—Commitment to Human Capital Management” on page 33 of this Proxy Statement.

Planet: Conserving resources while growing the triple bottom line
• Working to minimize our environmental impact is not only the right thing to do, it makes great business sense. Freshpet consumer research proves that appealing to the sustainable shopper will help us increase household penetration and meet our long-term growth goals. We believe that our efforts over the last year will help Freshpet remain a leader in sustainable pet food and help drive the business forward.

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In August 2021, we began publishing an annual sustainability report on our website (the “sustainability report”), and we published our most recent annual sustainability report in July 2024. Neither Freshpet’s website nor any sustainability report is a part of this Proxy Statement. Our website and sustainability reports provide further information on our sustainability efforts, including additional details on our efforts to Nourish Pets, People and Planet, such as:
RECYCLING AND LANDFILL-FREE MANUFACTURING
Since 2016, Freshpet has committed to operating landfill-free manufacturing facilities. We are proud to have been one of the first pet food manufacturers to make this commitment. Engagement across the entire organization was required to resolve our waste streams without using a landfill. The four strategies used to achieve landfill-free status were: reducing the amount of waste generated by the manufacturing process, reusing or recycling as much waste as possible, anaerobically digesting organic waste to help reduce un-captured methane versus landfilling, and converting waste to energy for any waste stream that does not work with the previous strategies.

ENERGY CONSERVATION AND RENEWABLE ENERGY
KITCHENS

Freshpet's Kitchens have been powered by renewable electricity since 2014 by matching all purchased electricity with Green-e® certified renewable energy credits (“RECs”). In 2023, we matched 57,416 megawatt hours (“MWh”) of our Kitchen’s electricity consumption with RECs that help support the development of renewable energy projects. Steam and heat required to cook our recipes is provided in part by the on-site natural gas-powered Combined Heat and Power Plant (“CHP”) at our Bethlehem Kitchens. Sophisticated engineering allows the CHP to generate steam from heat energy that would otherwise be wasted providing higher efficiency than traditional grid-supplied electricity and steam generated from natural gas boilers.

Freshpet’s latest manufacturing facility in Ennis, TX has been designed from the ground up to be our most efficient yet. It has been built with environmentally-friendly construction techniques including low carbon footprint concrete, recycled steel, and on-site soil preparation. It will eventually incorporate our latest engineering, including on-site solar power with a battery storage system and a wastewater treatment facility that purifies our wastewater so thoroughly that it can be re-used in the building’s cooling system. Low water use and pollinator-friendly landscaping are also part of the site plan.

CHILLERS

Freshpet’s state of the art chillers are good for business and the environment. Our in-house chiller development team works continuously with suppliers to improve efficiency. The latest chillers by manufacturers True Manufacturing and Minus 40 use up to 91% less electricity than older models thanks to LED lighting, eco-friendly refrigerants, and state of the art compressors. These chillers also help drive growth with more capacity, higher reliability, brighter lighting, and easy access doors.

Thanks to many chiller upgrades, Freshpet’s average chiller electric efficiency improved 21% over the last two years. Over 83.5% of the active fleet now uses eco-friendly refrigerants such as R-290, which limits their impact on the ozone layer and global warming.

In an effort to minimize the impact of our Scope 3 emissions, the estimated non-renewable electricity usage of all Freshpet chillers in North America is matched with Green-e certified Renewable Energy Credits (RECs). In 2023, we matched 37,493 megawatt hours (“MWh”) of our chiller’s electricity consumption with RECs that help support the development of renewable energy projects

In 2022, Chiller efficiency and refrigerant type was added to our internal chiller tracking database allowing efficiency analytics to be done in real time. This information also helps us target regions or customers that could benefit most from efficiency upgrades.

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WATER CONSERVATION
Manufacturing fresh pet food requires water in the cooking and cleaning processes. As one of our most valuable natural resources, Freshpet aims to minimize our impact on the planet’s water supply. Freshpet Kitchens include technolofy to minimize their impact on our planet's water supply including:

ON-SITE WASTEWATER TREATMENT FACILITY

Freshpet’s wastewater treatment facility in Pennsylvania became operational in September 2020. This 6,600 square foot facility processes up to 200 gallons per minute removing residual traces of meat, vegetables, fat, and pollutants from the Kitchens’ wastewater. The 15,000 sq ft facility located in our Ennis Kitchens is even more advanced and has begun providing water so clean that it can be re-used in the facility’s cooling system. In addition to easing our burden on municipal facilities, Freshpet’s investment in treating our own wastewater was a sound financial decision. These systems help avoid significant wastewater treatment fees, helping the project pay for itself over time.

RAINWATER HARVESTING SYSTEM

The Freshpet's Pennsylvania Kitchens incorporate a 427,500 gallon rainwater harvesting system that provides irrigation for 62,000 square feet of landscaping on site. In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm’s peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. Reduced runoff can also help reduce contamination of surface water with pesticides, sediment, metals, and fertilizers.

NATURE’S FRESH LEADS THE WAY IN PET FOOD SUSTAINABILITY
Nature’s Fresh sources certified humanely raised proteins with ingredients from regenerative family farms. Recipes include traceable and sustainable fish, Global Animal Partnership-rated turkey and chicken, and grass-fed beef. Nature’s Fresh was our first brand to be considered Plastic Neutral thanks to our partnership with rePurpose Global which removes from the environment ocean-bound plastic equivalent to the estimated weight of plastic used in production. Additionally, the brand’s Scopes 1, 2, and 3 emissions remaining after source reductions have been matched with carbon credits from verified projects since July 2020. These projects were chosen to support UN’s Sustainable Development Goals such as bio-diversity, regenerative farming, and social justice. These distinctions meet the needs of sustainable shoppers and help us achieve our Mission to Nourish Pets, People, and Planet.

Since 2012, Freshpet has worked with the Global Animal Partnership (GAP) to ensure that Nature’s Fresh chicken and turkey is Animal Welfare Certified and raised cage-free without the use of antibiotics, added growth hormones, or animal by-products. In 2023, Freshpet purchased over 4.9 million pounds of poultry that was Animal Welfare Certified, helping support progressive farmers and improving the living standards of the flocks they raise. This commitment helped prevent an estimated 2,193 pounds of antibiotics from entering the environment.

Nature’s Fresh is our first Scope 1, 2, and 3 carbon neutral brand. We achieved a carbon neutral footprint through emissions reductions and using carbon offsets for the remaining emissions that cannot be eliminated at this time.

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OUR GOAL	PROGRESS
Expand our organizational focus and broaden responsibility for sustainability initiatives
We maintained our long-term partnership with 3Degrees, a leading climate consultant. They helped us to calculate our carbon footprint across Scope 1, 2 and 3 emissions and publicly report our CO2e emission and water usage data to the Carbon Disclosure Project (CDP).

2024 was the fourth year we have publicly disclosed SASB- aligned sustainability metrics in our annual sustainability report. The report for 2024 also includes our fourth public disclosure of our CO2e footprint across Scope 1, 2, and 3.

In 2021, we appointed a Sustainability Lead reporting to the Founder and President to manage our sustainability efforts.

In 2022, we established the Sustainability Leadership Team, a cross-functional group charged with identifying and implementing sustainability opportunities within the Company.

In 2023, we introduced our first electronic supplier code of conduct to help us engage suppliers and their sustainability policies. Over time, we expect this database of practices to help us all reach our sustainability goals. We also implemented phase 1 of a comprehensive overhaul of Freshpet’s logistics program to introduce bracket pricing to customers as well as better utilize our new Texas manufacturing facility and distribution center. The program has already resulted in significantly reduced road-miles, better order fill rates, and higher profitability.

Install new infrastructure that can help ensure the sustainability of the Company
Freshpet’s latest manufacturing facility in Ennis, TX was designed from the ground up to be our most efficient yet. It has been built with environmentally-friendly construction techniques including low carbon footprint concrete, recycled steel, and on-site soil preparation. Eventually, it will incorporate our latest engineering, including on-site solar power with a battery storage system and a wastewater treatment facility that purifies our wastewater so thoroughly that it can be re-used in the building’s cooling system. Low water use and pollinator-friendly landscaping are also part of the site plan.

2021 was the first full year for the on-site wastewater treatment and rainwater capture facilities in our Kitchens in Bethlehem, PA, helping to conserve one of our most important natural resources.

Freshpet significantly expanded the Company’s in-house R&D laboratories helping to support the creation of even more nutritious recipes and ensure future product quality and safety. A new pilot production line was installed that allows the testing of new recipes without having to start/stop the main production lines. This reduces downtime and material waste.

We installed equipment to increase our use of ingredients supplied in large “supersacks” instead of small individual cases. This helped significantly reduce the total amount of packaging used in some of our dry ingredients.

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OUR GOAL	PROGRESS
Strengthen our efforts to care for our Pets and People stakeholders
The Company took a significant step towards strengthening compensation for its hourly production workers as part of a new labor strategy built upon the “Freshpet Academy.” This strategy re-focused the Company on using increased compensation and a significant increase in training to create a more highly skilled workforce with low turnover and high productivity.

The Company raised the starting wage and increased the training resources and opportunities to enable our team members to achieve a further wage increase within their first 18 months upon the successful achievement of specific skill development milestones. Further, the Company instituted increased “ownership” rewards and recognition for highly-skilled workers who achieve advanced levels within the Freshpet Academy.

The results have been exceptional. The Freshpet Academy program has allowed us to attract talent with the aptitude to succeed in a manufacturing environment, resulting in a significant decrease in turnover while increasing retention and productivity.

Freshpet published our first formal Human Rights Policy in 2022, formally acknowledging many policies that were already in place.

We strengthened our partnerships with the Pennsylvania SPCA and 4 Paws for Ability as we worked to help them achieve their vital missions.

In 2023, we donated over 3 million meals to animal shelters and animal rescue organizations, bringing our Company’s total donations since our inception to over 17.6 million meals.

Continue to innovate to enhance the sustainability of our products
In July 2022, Nature’s Fresh was re-launched with a focus on using certified humanely raised proteins and ingredients from regenerative family farms. Recipes include 100% traceable and sustainable fish, GAP-rated turkey and chicken, and grass-fed beef. Nature’s Fresh is our first brand to be Plastic Neutral and the only one to match net Scope 1/2/3 emissions with carbon credits. These distinctions meet the needs of today’s sustainable shoppers and help us achieve our Mission to Nourish Pets, People, and Planet.

Nature’s Fresh and Vital brands are proud to partner with rePurpose Global in their mission to solve the global plastic problem. Both brands are certified Plastic Neutral by sponsoring rePurpose Global’s Hara Kal project in India. Each year, ocean-bound plastic equivalent to the estimated weight of plastic used in production of both brands is removed from the environment. This project not only collects and removes ocean-bound plastic waste in a region with poor waste collection infrastructure, but also provides higher income to waste collection employees helping them gain access to better education and health care.

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OUR GOAL	PROGRESS
Minimizing our Company-wide carbon footprint
Freshpet’s long-term goal is to develop a pathway to net zero carbon emissions using renewable energy and source reductions. Efforts such as our landfill free policy, renewable energy commitment, higher efficiency chillers, re-vamped logistics program, and on-site power generation including solar in Ennis, TX are just the beginning. Rather than wait until we can eliminate our carbon footprint with process changes and technology implementation, we have purchased verified carbon credits since July 2021 equivalent to the company’s remaining scope 1 and 2 emissions.

Nature’s Fresh leads the way in our sustainability efforts as scopes 1, 2, and 3 emissions remaining after source reductions have been matched with carbon credits from verified projects since July 2020. These projects were chosen to support UN’s Sustainable Development Goals such as bio-diversity, regenerative farming, and social justice.

We hope that these efforts demonstrate our commitment to minimizing the impact of our carbon footprint and spur other companies to act sooner rather than later as well.

To ensure accurate climate accounting, Freshpet partnered with 3Degrees to calculate our carbon footprint. Their analysis uses widely accepted GHG Protocol guidelines to estimate carbon dioxide equivalent (CO2e) emissions of our Scope 3 value chain including protein sources, distribution, packaging, waste, etc. As climate science evolves, so will our carbon footprint model helping ensure the most complete analysis possible. To that end, we now subscribe to the WFLDB (World Food LCA Database) from Quantis which allows more accurate Scope 3 emission calculations for ingredient purchases. Emissions for 2021 and 2022 were re-stated to include the emission factors from WFLDB as well as the latest EPA spend based measures by North American Industry Classification System (NAICS).

We have chosen to publicly disclose our emissions in our Sustainability Report and through the Carbon Disclosure Project (CDP).

Expand our water conservation commitment
In 2020, we backed our belief in water conservation with major infrastructure investments via on-site wastewater treatment and rainwater capture facilities at our Kitchens in Bethlehem, PA. In 2021, we completed our first water footprint analysis and our first engagement with CDP, a recognized non-profit that works with companies to disclose their environmental and water impacts.

The new Kitchens in Ennis, TX includes an on-site wastewater treatment facility that purifies our wastewater so thoroughly that it can be re-used in the building’s cooling system, high pressure washdown systems that use up to 42% less water than previous systems, and eventually, low water usage landscaping.

In addition to the initiatives outlined above, we have added a strong corporate governance plan, centered with a diverse and independent Board. For more information on these initiatives, please see “—Freshpet’s Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” on page 21 of this Proxy Statement. We began sharing our current structure and long-term governance plan in 2020, and we plan to continue to highlight our progress and future plans.
Our sustainability report includes full details on all of Freshpet’s sustainability efforts. Our sustainability report is not incorporated by reference into this proxy statement.

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COMMITMENT TO HUMAN CAPITAL MANAGEMENT
At Freshpet, our vision is to create a happier, healthier world where pets, people and the planet thrive. Our purpose, combined with a focus on delivering on our commitments, allows us to offer a differentiated value proposition to our employees – a place where you can do good and do well at the same time. We believe that our people are our enduring advantage, and we are obsessed in our mission to ensure that all people who touch Freshpet are better in some way. We strive to be the place where people love to work and we encourage everyone to grow, have fun and deliver on our vision. Our overall people strategy is designed to attract, develop, and retain the best qualified employees to meet our business goals on an ongoing basis and to execute our growth strategy. We do this through practices that promote inclusion, provide development opportunities for employees across the organization and provide competitive rewards and benefits. We also believe that having an engaged, diverse, and committed workforce not only enhances our culture but also drives our business success.
As of December 31, 2023, Freshpet had employed 1,087 team members, an increase of approximately 8% from one year earlier, based across our three locations of Bethlehem, Pennsylvania, Secaucus (now Bedminster), New Jersey, and Ennis, Texas. In Europe, Freshpet also employed seven employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement.
Our workforce consists of approximately 730 hourly production employees, 240 salaried and managerial employees in manufacturing and 111 salaried and managerial employees in other functions, such as Marketing, Finance, Sales, Consumer Care, and other support and distribution roles.
Employee Engagement
In 2022 Freshpet conducted a comprehensive Engagement survey and achieved a total engagement index of 78% with a participation rate of 66%. In 2023 we completed a pulse survey, and the Net Promoter score was 8.2, a 0.2 increase from our previous Net promoter score. We believe that the positive score continues to demonstrate our employees’ positive perception about the future of our organization and strong belief in our vision.
At Freshpet, our programs are designed to reward and support employees through competitive pay, creative incentive programs and generous benefits. We strive to ensure that our benefit offerings meet the evolving needs of our diverse workforce across all of our locations. In 2021, labor shortages driven by factors relating to the pandemic forced us to rethink our approach to attracting and retaining the right talent in the business. Freshpet rolled out a wage increase program that was closely tied to skills development and career progression. We wanted to ensure that our entry wages remained competitive, but also provided a clear path for career growth and progression. The program was designed to ensure that we built the right processing and packaging skills in our Freshpet Kitchens, while providing an accelerated path to higher wages and wealth creation through incremental stock grants. We believe that our approach to Human Capital management and work force planning has become a competitive advantage for the Company, with clear improvements in the caliber of our new hires and the enhancements to our training which has resulted in reduced labor turnover, improvements in our safety standards, costs, and quality.
To further strengthen the employer value proposition, Freshpet continues to evolve its benefits programs taking into consideration the changing needs of our employees.
Health and Safety
To promote a strong culture of safety and prioritize keeping a safe working environment, we employ comprehensive health, safety and environment management policies and standards throughout the organization. In addition, we strive to continuously improve our work processes, tools and metrics to reduce workplace injuries and enhance safety.
Since Freshpet’s founding, safety has been ingrained in our culture. We have invested heavily in maintaining a safe and healthy workplace for our employees and take a proactive approach to ensuring that the work environment supports our “safety first” mission. The safety of our team members is a core value of our operation and will guide us to our goal of becoming a leader in team member safety. We continue to provide the services of bi-lingual on-site industrial athletic trainers who work with our team on health-related issues. This has become a popular and heavily utilized resource for our team for both work-related and non-work-related issues.
In late 2022, we committed to a “Safety Excellence” program that we believe drives employee engagement in the safety improvement process. Since formally kicking off in January of 2023, the program has already resulted in significant improvements as we have experienced the longest stretch without a lost-time injury since 2018 when we had significantly less team members.

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The Freshpet team continues to monitor and evaluate injury rates, safety observations and near-misses, and takes proactive steps to ensure safety is paramount in all our planning. All of these efforts have led to a greater than 30% reduction in total reported incidents between 2022 and 2023.
Diversity and Inclusion
We believe that a diverse workforce is critical to our success, and our goal is to create a culture where we provide equal and fair opportunities for all of our employees. Our values are reflected in our diverse workforce, and we believe that our competitive advantage lies in our diversity of thought, creativity in solving systemic problems and strengthening our partnerships with pet-caring organizations and the communities in which we live. All employees have access to opportunities that enable them to contribute and grow. This approach helps us connect with our consumers, attract and develop employees who are eager to leverage multiple perspectives to solve complex challenges, and innovate to allow Freshpet to remain competitive.
Our staff across all of our Freshpet locations reflect a diverse mix of approximately 50% white, 37% Hispanic, 9% African American and 4% other ethnicities. Women represent 28% of our total employee population. At the Board level, of the eleven independent members of the Board, four are women and one is African American. Our leadership team is 33% women and 33% ethnically diverse.
Board Diversity Matrix
Board Diversity Matrix (As of August 22, 2024)
Board Size:
Total Number of Directors	12
Gender	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	8
Number of Directors who identify in any of the categories below:
African American or Black	1
Alaskan Native or Native American
Asian (other than South Asian)
South Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	8
Two or More Races or Ethnicities
LGBTQ+
Persons with Disabilities
Did Not Disclose Demographic Background

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Employee Benefits
Freshpet offers a comprehensive collection of benefits designed to make Freshpet competitive within the talent pools from which it recruits. All Freshpet employees are eligible for the same benefits regardless of title. In order to incentivize and engage our workforce, Freshpet provides:
• Industry-leading compensation, including stock compensation for every employee (granted after 12 months of continuous employment for hourly employees)
• Equity grants to “One-of-a-Kind Talent” employees
identified by the Board
• 401(k) matching for every employee
• Free healthy snack room food and catered lunches
(including ice cream Friday’s)

• Industry-leading healthcare offered equitably for
every employee (including pet insurance)
• Competitive perquisites, including pet insurance,
virtual vet care, gym reimbursement
• Paid parental leave
• Tuition reimbursement

We also allow each employee to take home one package of Freshpet each day to feed their pet or the pet of someone close to them.
Recruitment and Talent Management
Freshpet aggressively recruits talent to fill our rapidly growing manufacturing operations. We have seven dedicated recruiters on staff who screen potential new hires and conduct their on-boarding training. We advertise on social media and billboards and use a variety of job referral services to attract the skilled labor we require.
As we scale, it has become increasingly important for Freshpet to build and strengthen the capabilities of our professional level and managerial roles. The added capabilities provide greater oversight over our most complex business challenges, introduce fresh thinking to ensure that we are continually improving and exploring areas of innovation and at the same time, stabilizing our foundation to ensure a sustained and reliable operation. Our employee value proposition is unique and reflects our values and organization culture. We protect this fiercely and are intentional about the diverse talent that we hire into the business.
At the executive level, the Compensation Committee, together with the CEO and CHRO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare leaders for greater responsibilities. Plans are focused on developing our mid-level next generation of talent into future leaders, and we have invested in their development and retention. We are committed to offering job specific training and general leadership development programs, as well as tuition reimbursement to all our employees to promote continued professional growth.

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DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Set forth below is the name, age (as of August 22, 2024), position, class, and tenure information for our directors and director nominees:
					COMMITTEES
NAME	AGE	CLASS	APPOINTED	CURRENT TERM EXPIRES	AUDIT	NOMINATING AND GOVERNANCE	COMPENSATION AND HUMAN CAPITAL MANAGEMENT	OPERATIONS AND FSQA
DIRECTOR NOMINEES
David B. Biegger	65	I	May 2023	2024
Daryl G. Brewster	67	I	Jan 2011	2024
Jacki S. Kelley	58	I	Feb 2019	2024
Timothy R. McLevish	69	I	Aug 2023	2024
CONTINUING DIRECTORS
William B. Cyr Chief Executive Officer	61	III	Sept 2016	2025
Olu Beck	58	III	Oct 2019	2025
Leta D. Priest	65	III	Sept 2018	2025
David J. West	61	III	Jul 2023	2025
Lauri Kien Kotcher	63	II	Apr 2024	2025
Walter N. George III	68	II	Nov 2014	2025
Joseph E. Scalzo	66	II	Aug 2023	2025
Craig D. Steeneck	66	II	Nov 2014	2025

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 39
BOARD OF DIRECTORS SKILL MATRIX
SKILL OR EXPERIENCE	Olu Beck	David Biegger	Daryl Brewster	Billy Cyr	Walt George	Jacki Kelley	Lauri Kien Kotcher	Tim McLevish	Leta Priest	Joe Scalzo	Craig Steeneck	David West
Executive Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Consumer Packaged Goods (“CPG”)	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔
Business Growth and Innovation	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Corporate Governance and ESG	✔	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔
Financial or Accounting	✔	✔	✔	✔				✔		✔	✔	✔
Retail Experience	✔	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔
Human Capital Management	✔	✔	✔	✔	✔	✔	✔	✔		✔		✔
Marketing	✔	✔	✔	✔		✔	✔		✔	✔		✔
Manufacturing and Supply Chain	✔	✔	✔	✔	✔		✔	✔		✔	✔	✔
Public Company Board	✔		✔				✔	✔		✔	✔	✔
Pet Food Experience	✔		✔	✔	✔							✔
Diverse	✔					✔	✔		✔
Includes Company Nominees and Continuing Directors.
DEFINITIONS
Business Growth and Innovation	Experience in scaling and/or growing a business to provide for sustainable long-term growth
Consumer Packaged Goods	Experience working for companies that operate in the consumer packaged goods industry
Corporate Governance and ESG	Experience in managing or overseeing corporate governance, environmental, climate or sustainability practices. Understanding of environmental policy, risk, regulations and compliance
Diverse	Female and/or racially diverse
Executive Leadership	CEO or executive management experience with an understanding of complex organizations, strategic planning, risk management, human capital management and corporate governance
Financial or Accounting	Experience in accounting or finance, including oversight of financial reporting and internal controls of a company
Human Capital Management	Experience in process of hiring, managing workforces, diversity and inclusion efforts and optimizing productivity
Manufacturing and Supply Chain	Experience working within or overseeing manufacturing and supply chain divisions
Marketing	Experience working within or overseeing the marketing function
Pet Food Experience	Experience working for companies that operate in the pet food industry
Public Company Board	Prior or concurrent service on other U.S. public company boards
Retail Experience	Experience working for companies that operate in the retail sector

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DIRECTOR NOMINEES

Director Nominee
David B. Biegger has been a member of our Board since May 17, 2023. Mr. Biegger is an accomplished supply chain leader with over 40 years of experience in the consumer package goods industry. Mr. Biegger currently serves as an Operating Partner of Shore Capital Partners, a Chicago-based private equity firm specializing in investments across food & beverage, healthcare and business services sectors. He previously served as Executive Vice President and Chief Supply Chain Officer of Conagra Brands, a leading food and beverage services company, from 2015 until his retirement in May 2021. Prior to joining Conagra Brands, he worked at Campbell Soup Company, providing leadership across the company’s complex Global Supply Chain and Operations functions between 2005 and 2015. He also spent time in his early career building his foundational Manufacturing experience at Proctor & Gamble Company. Mr. Biegger provides the Board with supply-chain and consumer packaged goods expertise, in addition to his executive leadership experience.

Director Nominee
Daryl G. Brewster has been a member of our Board since January 2011. Since 2013, Mr. Brewster has served as the Chief Executive Officer of CECP, a coalition of chief executive officers from over 200 large cap companies focused on driving sustainable business and improving communication with strategic investors. Since 2008, Mr. Brewster has also been the founder and chief executive officer of Brookside Management, LLC, a boutique consulting firm that provides C-level consulting and support to consumer companies and service providers to the industry. Mr. Brewster serves as an Operating Advisor to The Carlyle Group and previously served as a Management Advisor to MidOcean Partners. Mr. Brewster served as the Chief Executive Officer of Krispy Kreme Doughnuts, Inc. from March 2006 through January 2008. From 1996 to 2006, Mr. Brewster was a senior executive at Nabisco, Inc. and Kraft, Inc. (which acquired Nabisco in 2000), where he served in numerous senior executive roles, most recently as Group Vice President and President, Snacks, Biscuits and Cereal. Before joining Nabisco, Mr. Brewster served as Managing Director, Campbell’s Grocery Products Ltd.—UK, Vice-President, Campbell’s Global Strategy, and Business Director, Campbell’s U.S. Soup. Mr. Brewster serves on the boards of The Bazooka Companies, LLC and Mother Administered Nutritive Assistance (MANA), and previously served on the board of E*Trade Financial Services, Inc. Mr. Brewster provides the Board with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

Director Nominee
Jacki S. Kelley has been a member of our Board since February 2019. Ms. Kelley has over 25 years of executive and senior leadership experience in the media and digital industries. Ms. Kelley currently serves as EVP, Chief Client Officer & Chief Business Officer at IPG. Prior to her current role she served as CEO/Americas at Dentsu, Inc. from January 2020 to September 2023. Ms. Kelley spent five years at Bloomberg, first joining as Chief Operating Officer of Bloomberg Media in 2014 and then moving to Bloomberg LP in 2017 after being appointed Deputy Chief Operating Officer. Before joining Bloomberg, Ms. Kelley was the CEO, North America, and President of Global Clients for IPG Mediabrands as well as Global CEO, Universal McCann. Ms. Kelley was also a Vice President, Worldwide Strategy & Solutions, at Yahoo! and worked with USA Today for 18 years, leaving the company as a Senior Vice President. Ms. Kelley also serves on the board of directors of Comic Relief USA and is an Executive Board member of the Ad Council. Ms. Kelley provides the Board with corporate leadership and extensive senior management experience in media and marketing.

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Director Nominee
Timothy R. McLevish has been a member of our Board since August 21, 2023. Mr. McLevish is a senior corporate finance executive and board member with deep experience in large-scale, complex and global consumer businesses. He has served as Chief Financial Officer at five public companies, including Carrier Corporation, Walgreens Boots Alliance, Inc., Kraft Foods Group, Inc., Ingersoll-Rand Corporation and Mead Corporation. Mr. McLevish previously worked at Touche Ross & Co. and began his career at General Mills. He has served as a member of the board of directors of Revlon, Inc. since April 2023, and is a former member of the board of directors of Conagra Brands, Inc. until its spinoff to Lamb Weston Holdings, Inc. in 2016, where he served as a director until 2017. Mr. McLevish also served as a director of Kennametal, Inc. from 2004 to 2019, during which tenure he served as chair of the audit committee and as a member of the nominating and governance committee, and as a director of R.R. Donnelley & Sons Company from 2016 to 2022, during which tenure he served as chair of the audit committee and as a member of the compensation committee. Mr. McLevish has also served as a director of URS Corporation and US Foods, Inc. Mr. McLevish provides the Board with extensive corporate finance experience and deep experience in large-scale, complex and global consumer businesses.

CONTINUING DIRECTORS

Director and CEO
William B. Cyr has been a member of our Board and our Chief Executive Officer since September 2016. Before assuming his role at Freshpet, Mr. Cyr served as President and Chief Executive Officer of Sunny Delight Beverages Co. (“SDBC”) from August 2004 to February 2016. Prior to joining SDBC, Mr. Cyr spent 19 years at Procter & Gamble, where he ultimately served as the Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. Mr. Cyr serves as a Board and Executive Committee Member of the Consumer Brands Association, a position he has held since 2002. Additionally, during his time as President and Chief Executive Officer of SDBC, Mr. Cyr was a member of the board of directors of American Beverage Association from 2007 until 2016 and served on the Executive Committee from 2012 to 2016. Mr. Cyr holds an A.B. from Princeton University. Mr. Cyr provides the Board with knowledge of the daily affairs of the Company, expertise in the consumer products industry (including pet products and refrigerated foods), extensive experience in corporate leadership and high growth businesses, including mergers and acquisitions.

Director
Olu Beck has been a member of our Board since October 2019. Since January 2013, Ms. Beck has been the Founder and Chief Executive Officer of The Beck Group NJ, a boutique strategic and management consulting firm. Ms. Beck also served as Chief Executive Officer and a member of the board of directors of Wholesome Sweeteners, Inc., a maker of consumer-packaged natural and organic sweeteners and snacks, from 2016 to 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing (Shopper) & Health and Wellness for Johnson and Johnson, Inc. from 2010 to 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various executive leadership roles in Finance and Sales at Mars Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck also serves on the boards of directors of Denny’s Corporation (Nasdaq: DENN), Saputo Inc. (TSX: SAP) and Tropicana Brand Group, and served on the board of directors and as Chair of the Audit Committee of Hostess Brands, Inc until its acquisition by The J.M. Smucker Company in November 2023. Ms. Beck has more than 25 years of experience in finance, portfolio business management and general management, including direct experience in transformational and strategic growth—both organically and through mergers and acquisition. Ms. Beck provides the Board with diversified, cross-functional and global experience, extensive management experience in the consumer packaged goods industry and insights into leading practices in executive compensation, corporate governance and audit.

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Director
Leta D. Priest has been a member of our Board since September 2018. Ms. Priest has over 30 years of executive and senior leadership experience in the retail and consumer packaged goods industries. Ms. Priest was a key leader in food for Walmart from May 2003 to November 2015 during Walmart’s expansion of grocery, including serving as Senior Vice President and General Merchandising Manager, Fresh Food from 2009 to 2015. Ms. Priest also served as Senior Vice President, General Merchandising Manager in other key areas of food for Walmart from January 2007 through 2015. Ms. Priest began her career with Walmart as Vice President of Food Development. Ms. Priest joined Walmart from Safeway, where she served as Vice President Corporate Brands, North America from January 1998 to April 2003. Prior to her time at Safeway, Ms. Priest had 11 years of consumer products experience in senior leadership roles across brand management and product development with The Torbitt & Castleman Company and Dole Food Company. Ms. Priest serves as a director on the board of Milo’s Tea Company, a privately held compan, since April 2018. Ms. Priest previously also served on the private company board of Gehl Foods from November 2019 through June 2024. Ms. Priest provides the Board with corporate leadership, public company experience and extensive senior management experience in the retail and consumer packaged goods industries

Director
David J. West has been a member of our Board since July 21, 2023. Mr. West is an accomplished pet food and consumer products executive who brings over three decades of experience leading a range of blue-chip consumer companies and well-known brands. Mr. West has served as a partner of Centerview Capital Consumer since May 2016. He previously served as Chief Executive Officer and President of Del Monte Foods from August 2011 to March 2015. During that time, Mr. West led the Del Monte Foods’ Consumer Products business through its rebrand to Big Heart Pet Brands and oversaw its sale to The J.M. Smucker Company in March 2015. He then worked for The J.M. Smucker Company as President of Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016. Mr. West previously served as CEO, President and director of The Hershey Company (“Hershey”) from 2007 to May 2011. Prior to Hershey, Mr. West held a range of senior positions at the Nabisco Biscuit and Snacks group, including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning. Mr. West is also currently a member of the board of directors of Advantage Solutions Inc. (Nasdaq: ADV) and The Simply Good Foods Company (Nasdaq: SMPL) and was a member of the board of directors of Hershey (from 2007 to 2011), Del Monte Foods (from 2011 to 2014), Big Heart Pet Brands (from 2014 to 2015) and The J.M. Smucker Company (from 2015 to 2016). Mr. West provides the Board with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

Director
Lauri Kien Kotcher has been a member of our Board since April 9, 2024. Ms. Kien Kotcher’s experience includes serving as a member of the board of directors and as Chief Executive Officer of Quip NYC Inc. since August 2023. Prior to this role, Ms. Kien Kotcher served as Chief Executive Officer of The Shade Store from October 2021 to May 2022, and as Chief Executive Officer of Hello Products from January 2015 to January 2021, as well as Chief Marketing Officer of Godiva Chocolatier from 2009 to 2013. Ms. Kien Kotcher is also the President of LLK Associates, a position she has held since 2003, where she provides advisory and consulting services to consumer products companies. Earlier in her career, she held roles at Lehman Brothers, Pfizer Consumer Healthcare, and spent 16 years at McKinsey & Company. Ms. Kien Kotcher also serves on the board of directors of Farmer’s Fridge and previously served as a director of LXRandCo, Inc. Ms. Kien Kotcher provides the Board with leadership experience in high growth companies as well as senior management experience in marketing.

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Chair of the Board and Director
Walter N. George III has been a member of our Board since 2014, and Chair of the Board since 2023. Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to Conagra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive roles with American Italian Pasta Company, including as Senior Vice President—Supply Chain and Logistics and Executive Vice President—Operations and Supply Chain. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, most recently as Vice President of Supply Chain. Mr. George is non-executive chairman of the board of Indigo Wild, LLC. Mr. George provides the Board with operations expertise, consumer products and pet food industry expertise and public company experience.

Director
Joseph E. Scalzo has been a member of our Board since August 21, 2023. Mr. Scalzo is an experienced consumer packaged goods executive and board member with significant operational, leadership and governance expertise. He has more than 30 years of experience at leading food and consumer companies, including serving as CEO of The Simply Good Foods Company, Atkins Nutritionals, Inc., and WhiteWave Foods Company, as well as in senior executive roles at Dean Foods, The Gillette Company and The Coca-Cola Company. Mr. Scalzo began his career at Procter & Gamble. He has been a member of the board of directors at Treehouse Foods, Inc. (NYSE: THS) since April 2022, where he serves on the audit committee and compensation committee, and serves as Executive Vice Chairman and member of the board of directors of The Simply Good Foods Company (Nasdaq: SMPL), where he has been a member of the board since July 2017. He will become a partner in Centerview Capital Consumer in September 2024. He formerly served as a director of HNI Corp., Earthbound Farms and Focus Brands. Mr. Scalzo provides the Board with extensive experience in the consumer packaged goods industry and significant operational, leadership and governance expertise.

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Director
Craig D. Steeneck has been a member of our Board since November 2014. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc., a packaged foods company, from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology and was an integral part of the integration team for several of its acquisitions. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improved financial performance. Pinnacle Foods was acquired by Conagra Brands in October 2018. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Hotels and Resorts, Inc.), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Hotels and Resorts, Inc.). From October 1999 to February 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods Inc. which was acquired by ConAgra Brands in 2000. Prior to its acquisition by The J.M. Smucker Company in November 2023, Mr. Steeneck previously served as a board member and as a member of the Audit Committee of Hostess Brands, Inc., and as lead independent director from January 2019 to December 2019. Mr. Steeneck also previously served as Chairman of the Hostess Brands, Inc. Audit Committee from November 2016 to June 2022. Mr. Steeneck has served as a board member of Utz Brands, Inc. (formerly Collier Creek Holdings) (NYSE: UTZ) since November 2018, where he is Chairman of the audit committee and member of the compensation committee. Mr. Steeneck served on the board of directors of Kind, Inc. from May 2019 to July 2020. Mr. Steeneck provides the Board with extensive management experience in the consumer-packaged goods industry as well as accounting and financial expertise. Mr. Steeneck also has extensive M&A and capital markets experience.

JANA AGREEMENT
On May 25, 2023, the Company received notice from JANA Strategic Investments Benchmark Master Fund, L.P., an affiliate of JANA Partners, LLC, stating its intention to nominate three candidates for election to the Board at the 2023 Annual Meeting, as well as an alternate director nominee in the event the Board increased the size of the Board to elect more than three directors at the 2023 Annual Meeting or if more than three directors were to be elected at the 2023 Annual Meeting for any other reason. On June 8, 2023, the Company announced that it would be postponing the 2023 Annual Meeting to a later date and that it would also open a fourth director seat for election at the 2023 Annual Meeting.
On August 21, 2023, the Company and JANA entered into an agreement (the “JANA Agreement”) pursuant to which JANA withdrew its May 25, 2023 nomination notice. In addition, among other things, the Company agreed to appoint Timothy R. McLevish, one of the candidates named in JANA’s May 25, 2023 nomination notice, as a Class I director, and to appoint Joseph E. Scalzo as a Class II director. The Company also agreed to certain restrictions during the “Cooperation Period”, which has since ended.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the JANA Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 21, 2023.
Corporate Governance, Board Structure and Director Independence
Our Board currently consists of 12 members and is divided into three classes with staggered terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the designated end of their term. Following stockholder approval at our 2021 Annual Meeting, we amended our Certificate of Incorporation to provide that our Board be fully declassified

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by our 2025 Annual Meeting, with each director to be elected on an annual basis thereafter. As such, the four Class I directors who are elected at this year’s Annual Meeting will serve a term expiring as of the date of our annual meeting in 2025. For additional information, please see “Commitment to Good Corporate Governance” on page 19 of this Proxy Statement.
Mr. Biegger, Mr. Brewster, Ms. Kelley and Mr. McLevish are the Class I directors, and, if elected, their terms will expire as of the date of our annual meeting in 2025. Mr. George, Mr. Steeneck, Ms. Kien Kotcher and Mr. Scalzo are the Class II directors, and Mr. West, Ms. Priest, Ms. Beck and Mr. Cyr are the Class III directors, all with terms expiring as of the date of our annual meeting in 2025. We believe that each of the members of our Board, except Mr. Cyr, is independent consistent with the rules of the Nasdaq Stock Market LLC (“Nasdaq”).
The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board can be filled by resolution of the Board.
Our Board met six times during 2023. Under the Company’s Corporate Governance Guidelines, effective as of February 22, 2024, Board members are expected to attend all meetings of the Board and committees on which they serve. Each director serving on the Board in 2023 attended at least 75% of the total meetings of the Board and of committees on which he or she served during the time he or she was on the Board in 2023. All of the members of our Board serving at the time attended our 2023 Annual Meeting. Our Corporate Governance Guidelines are available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Board Committees
Our Board has four standing committees: an Audit Committee; a Nominating and Governance Committee; a Compensation and Human Capital Management Committee; and an Operations and FSQA Committee. Each of the standing committees is composed solely of independent directors and has a charter approved by the Board, copies of which are available in the governance section of the Company’s website at https://investors.freshpet.com/investors/corporate-governance/governance-highlights. Our website is not a part of the proxy statement. Each of the committees reports to the Board as outlined in their charters or as they otherwise deem appropriate. The current composition, duties and responsibilities of these committees are set forth below. Pursuant to our Bylaws, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor’s provision of any non-audit services to us is compatible with maintaining the independent auditor’s independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) reviewing and overseeing the internal audit function; (8) reviewing the Company’s risk management of matters including cybersecurity and climate risk; (9) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (10) reviewing and approving related person transactions; (11) annually reviewing the Audit Committee charter and the committee’s performance; and (12) handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.
Our Audit Committee consists of Mr. Steeneck (chair), Mr. Biegger and Mr. McLevish. Our Board has affirmatively determined that Mr. Steeneck, Mr. Biegger and Mr. McLevish meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. Steeneck qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met four times during 2023.

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Nominating and Governance
The Nominating and Governance Committee is responsible for, among other matters: (1) developing and recommending to the Board criteria for identifying and evaluating candidates for directorships; (2) making recommendations to the Board regarding candidates for election or re-election to the Board at each annual meeting of stockholders; (3) overseeing our Corporate Governance Guidelines; (4) monitoring compliance with the Company’s Code of Ethics and Conflict of Interest Policy; (5) reporting and making recommendations to the Board concerning corporate governance matters; and (6) regularly reviewing and making recommendations to the Board concerning the structure, composition and function of the Board and its committees.
In considering director nominees, the Nominating and Governance Committee considers a number of factors, including:
•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;
•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;
•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and
•
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation, any other employment, and the number of boards of directors of other public companies on which he or she serves.

When formulating its Board membership recommendations, the Nominating and Governance Committee considers advice and recommendations from stockholders, management and others as it deems appropriate, including a leadership search firm, Spencer Stuart, which was retained by the Nominating and Governance Committee starting in November 2022 to assist in identifying and evaluating potential candidates. Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating and Governance Committee does consider diversity in its many forms. We believe a diverse Board provides for different points of view and robust debate and enhances the effectiveness of the Board. Upon identifying a potential candidate for the Board, members of the Nominating and Governance Committee will interview the candidate, and based upon that interview, reference checks and committee discussions, make a recommendation regarding such candidate to the full Board.
Our Nominating and Governance Committee consists of Ms. Priest (Chair), Ms. Kelly and Ms. Kien Kotcher. Our Board has affirmatively determined that Ms. Kelley, Ms. Kien Kotcher and Ms. Priest meet the definition of “independent directors” for purposes of serving on a Nominating and Governance Committee under applicable SEC and Nasdaq rules. The Nominating and Governance Committee met three times during 2023.
Compensation and Human Capital Management Committee
The Compensation and Human Capital Management Committee (“Compensation Committee”) is responsible for, among other matters: (1) reviewing key employee compensation goals, policies; plans and programs; (2) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; (4) developing succession plans for the Chief Executive Officer and overseeing succession planning for other executive officers, (5) overseeing the Company’s Compensation Recoupment Policy, and (6) administering our stock plans and other incentive compensation plans. The Compensation Committee may delegate its responsibilities to a subcommittee formed by the Committee. The Compensation Committee, in its sole discretion, may also engage legal, accounting, or other consultants or experts, including compensation consultants, to provide advice and assist in carrying out its responsibilities.
Our Compensation Committee consists of Mr. Brewster (Chair), Ms. Priest and Mr. West. Our Board has affirmatively determined that Mr. Brewster, Ms. Priest and Mr. West meet the definition of “independent directors” for purposes of serving on a compensation committee under applicable SEC and Nasdaq rules. The Compensation Committee met four times during 2023.

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Operations and FSQA Committee
The Operations and FSQA Committee is responsible for: (1) overseeing the Company’s significant technology and operations initiatives; (2) overseeing focus and assuring adequate resources are available and utilized in the Company’s Manufacturing and Supply Chain execution; (3) overseeing Food Safety and Quality Assurance (“FSQA”) matters; (4) reviewing operational capital expenditure needs and long-term capacity planning and utilization; (5) consulting with the Audit Committee regarding operations and food safety systems and processes that relate to or affect risk management; and (6) making recommendations to the Compensation Committee concerning talent and development of the Company’s operations and FSQA personnel.
Our Operations and FSQA Committee consists of Mr. Biegger (Chair), Ms. Beck, Mr. Scalzo and Mr. Steeneck. Our Board has affirmatively determined that Mr. Biegger, Ms. Beck, Mr. Scalzo and Mr. Steeneck meet the definition of “independent directors” under applicable Nasdaq rules. The Operations and FSQA Committee met four times during 2023.
OTHER BOARD MATTERS
Risk Oversight
Our Board is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures including cybersecurity and climate risks, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking, and our Operations and FSQA Committee monitors operations and food safety and quality systems with respect to risk exposure. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of corporate strategy, key risks, and our operations. As a part of this endeavor, the Board oversees the management team fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the stakeholders and stockholders of our Company, and the communities in which we operate. Our Board and its committees play a critical role in oversight of our corporate culture and hold management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.
Leadership Structure of the Board of Directors
The positions of Chair of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes that each role requires the devotion of time, effort and energy. While our Bylaws and Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

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Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is, or has ever been, an executive officer or employee of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. During 2023, none of our executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has an executive officer serving as a director on our Board, or as a member of the Compensation Committee.
Code of Ethics & Whistleblower Policy
We maintain a written General Code of Ethics (“General Code”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, and controller. In addition, we maintain a written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Code of Ethics”) which applies to our principal executive officer, principal financial officer, controller, and other designated members of our management. Copies of each code are available on our corporate website at www.freshpet.com. The information contained on our website does not constitute a part of this Proxy Statement. We will provide any person, without charge and upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Secretary at the following address: Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921.
Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy to set optimal procedures with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is monitored directly by our CEO and Chief Human Resources Officer and activity on the line is reported to the Audit Committee quarterly.
Freshpet received 15 inquiries on the Whistleblower line in 2023 from callers based within our manufacturing Kitchens. The inquiries related primarily to operational challenges in the Ennis, Texas location. Most of the reports highlighted opportunities for better supervisory and management engagement with the new operational teams. The cases were investigated internally and addressed via systemic and process changes instituted in the location and changes to leadership roles. Appropriate remedial actions were taken to address the employee concerns and all inquiries raised in 2023 have been closed.
Stock Ownership Guidelines for Non-Employee Directors
Stock ownership guidelines are in place for our non-employee directors to encourage significant ownership of our Common Stock by our non-employee directors and to further align the personal interests of our non-employee directors with the interests of our stockholders. Non-employee directors are expected to own Common Stock valued at an amount at least three times the cash retainer, as calculated for each calendar year on the first trading day of each calendar year.
Conflict of Interest Policy
We adopted a written Conflict of Interest Policy (“Conflicts Policy”) on February 22, 2024. The Conflicts Policy applies to each of our directors and our officers as defined by Section 16(a) of the Exchange Act (each, a “Covered Person”), all of whom are responsible for establishing a culture of accountability and for demonstrating high standards of ethical behavior expected by the Company’s customers, shareholders, employees and other third parties with whom the Company does business. The Board established the Conflicts Policy to provide the Covered Persons with written guidance on recognizing actual, or the appearance of, conflicts of interest, mechanisms to disclose and deal with potential or actual conflicts, and help in fostering a culture of honesty and accountability. Under the Conflicts Policy, all conflicts of interest, actual or potential, must be immediately disclosed to the Nominating and Governance Committee. The Board (or at the discretion of the Board, the Nominating and Governance Committee) shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Conflicts Policy.
Family Relationships
There are no family relationships among any of our directors and executive officers.

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EXECUTIVE OFFICERS
Set forth below is the name, age (as of August 22, 2024), position and a description of the business experience of each of our executive officers (business experience for Mr. Cyr, who is both a director and executive officer, can be found in the section entitled “—Board of Directors”).
NAME	AGE	POSITION(S)
William B. Cyr	61	Director and Chief Executive Officer
Scott Morris	55	President and Chief Operating Officer
Todd Cunfer	59	Chief Financial Officer
Stephen Macchiaverna	66	Executive Vice President, Treasurer
Cathal Walsh	52	Senior Vice President, Managing Director of Europe
Thembeka Machaba	46	Chief Human Resources Officer
Nishu Patel	38	Chief Accounting Officer
President, Chief Operating Officer & Co-Founder
Scott Morris is a co-founder of Freshpet and has served as our Chief Operating Officer since July 2015 and President since March 2016. Mr. Morris served as our Chief Marketing Officer from January 2014 to July 2015 and Senior Vice President of Sales and Marketing from 2010 to 2013. Mr. Morris is involved in all aspects of Company development and day-to-day operations. Prior to joining Freshpet, Mr. Morris was Vice President of Marketing at The Meow Mix Company from 2002 to 2006. Previously, Mr. Morris worked at Ralston Purina from 1990 to 2002, holding various leadership positions in Sales and Marketing, most recently Pet Food Group Director. Mr. Morris also works as an advisor and investor in several small startup consumer packaged goods companies with strong social missions and a focus to improve food and the world. Additionally, in 2020, Mr. Morris co-founded Hive Brands, an eco-friendly e-commerce retail platform for sustainable food and household goods.
Chief Financial Officer
Todd Cunfer has served as Chief Financial Officer since December 2022. Prior to that time, Mr. Cunfer served as the Chief Financial Officer of The Simply Good Foods Company (NASDAQ: SMPL), a nutritional snack foods company, from August 2017 to October 2022, where he also served as Vice President of Finance from July 2017 until October 2022. Prior to joining that company, Mr. Cunfer previously worked for The Hershey Company (NYSE: HSY) for more than 20 years, where his experience encompassed financial planning and analysis, capital structure, supply chain management, strategic operations and mergers and acquisitions. At The Hershey Company, Mr. Cunfer served in a variety of senior executive finance roles, including as Vice President, Finance for the International business from March 2017 until July 2017, Vice President, Global Supply Chain Finance from February 2015 to March 2017, Vice President, North America Finance from February 2013 to February 2015, and Vice President, U.S. Finance from December 2010 to February 2013.
EVP, Treasurer
Stephen Macchiaverna has served as Executive Vice President and Treasurer since September 2020. Prior to that time, Mr. Macchiaverna also served as Secretary from October 2006 until April 2024. He also served as Senior Vice President and Controller from October 2006 until September 2020. Prior to joining Freshpet, Mr. Macchiaverna was the Controller for The Meow Mix Company from its inception in 2002 through its sale and transition to Del Monte Foods in 2006. From 1999 to 2001, Mr. Macchiaverna was the Vice President of Finance and Treasurer of Virgin Drinks USA, Inc. Mr. Macchiaverna began his consumer-packaged goods career with First Brands Corporation, where he worked from 1986 to 1999, most recently as Divisional Controller for all domestic subsidiaries. Mr. Macchiaverna has over 30 years’ experience in consumer-packaged goods financial management.
Co-Founder, Senior Vice President & Managing Director of Europe
Cathal Walsh is a co-founder of Freshpet and has served as Managing Director of Europe, previously titled Senior Vice President of Cooler Operations, since January 2011 and previously served as our Chief Operating Officer from October 2006 to January 2011. Prior to founding Freshpet, Mr. Walsh was Zone Marketing Manager at Nestlé Worldwide from 2000 to 2005 and was Marketing Manager at Nestlé Pet Care from 1996 to 2000. Mr. Walsh has over 25 years’ experience in packaged goods marketing, sales and management, including in international food markets.

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Chief Human Resources Officer
Thembeka “Thembi” Machaba has served as the Chief Human Resources Officer since March 2024. Ms Machaba joined Freshpet as Senior Vice President of Human Resources in August 2020. Ms. Machaba has over 20 years’ experience in the Manufacturing, Food & Beverage industries. Prior to joining Freshpet, Ms. Machaba was a Vice President of Global Human Resources and Organization Development at Molson Coors, a multinational beverage brewing company, from January 2019 to August 2020 and Senior Director of Global Human Resources from October 2016 to December 2018. Ms. Machaba held various roles within Human Resources at Miller Coors, the North American Business unit of Molson Coors from August 2012 to October 2016. Prior to moving to the United States, Ms. Machaba served in a number of senior Human Resource roles in SABMiller, a global brewing company in South Africa beginning in 2003 to 2011. Prior to joining SABMiller, Ms. Machaba worked in a training role at AFROX, a chemical manufacturing company in South Africa. Prior to that Ms. Machaba worked at Unilever SA in various Human Resources roles.
Chief Accounting Officer
Nishu Patel has served as Chief Accounting Officer since April 2024. Previously, Ms. Patel served as Vice President, Corporate Controller, from June 2023 to March 2024. Prior to joining Freshpet, Ms. Patel accumulated fifteen years of experience in public and private company financial statement audits from her tenure at Ernst & Young LLP. Ms. Patel is a CPA, holds an MBA in Accounting and a Bachelor of Arts in Psychology, and currently sits on the Board of Trustees of the National Multiple Sclerosis Society of NJ.
Stock Ownership Guidelines
Stock ownership guidelines are in place for our senior executive officers (or “Covered Persons”)—including our NEOs—to encourage significant ownership of our Common Stock by our senior executives and to further align the personal interests of our senior executives with the interests of our stockholders. These stock ownership guidelines require (i) our CEO to own Common Stock valued at four times annual base pay, (ii) our NEOs, other than our CEO, to own Common Stock valued at three times annual base pay, and (iii) our other senior executive officers to own Common Stock valued at up to two times annual base pay, based on seniority.
Covered Persons are required to achieve their respective levels of stock ownership within the later of five years of the date they enter the listed positions or the date the stock ownership guidelines were adopted. If a Covered Person is not in compliance with the stock ownership guidelines, the Covered Person will be required to retain at least 50% of the Covered Person’s vested stock options and vested stock units granted pursuant to a stock incentive plan of the Company. If the Covered Person falls below the stock ownership guidelines solely as a result of a decline in the value of our Common Stock, the Covered Person will have a period of 12 months within which to increase such Covered Person’s stock ownership to meet the stock ownership guidelines. Notwithstanding the terms of the stock ownership guidelines, Covered Persons may sell or otherwise dispose of shares of our Common Stock to (a) pay the exercise price of Company stock options in a net-share stock option transaction; and (b) satisfy any applicable tax withholding obligations due in connection with the exercise of options or the vesting or payment of any restricted stock units. If the stock ownership guidelines place a hardship on a Covered Person, the Compensation Committee is empowered to develop an alternative stock ownership guideline for a Covered Person that reflects both the intention of the stock ownership guidelines and the personal circumstances of the Covered Person.

DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE | 51

freshpet
SELECT
fresh the kitchen
HOME COOKED CHICKEN RECIPE
WITH ANTIOXIDANT-RICH
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GARDEN VEGETABLES
FRESH
freshpet
SLICE & SERVE ROLL
Chunky Chicken & Turkey Recipe

EXECUTIVE COMPENSATION | 53
COMPENSATION DISCUSSION & ANALYSIS (CD&A)
This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (or NEOs). This CD&A also describes Freshpet’s philosophy behind and objectives for executive compensation, as well as the manner in which the Company awards, and our NEOs earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the 2023 Summary Compensation Table and other compensation tables that follow the CD&A.
The following table lists our NEOs for 2023, which is the group who served as our Chief Executive Officer and Chief Financial Officer during 2023, and our three other highest compensated executive officers who were serving as executive officers on December 31, 2023.
NAME	PRINCIPAL POSITION
William B. Cyr	Chief Executive Officer
Scott Morris	President and Chief Operating Officer
Todd Cunfer	Chief Financial Officer
Thembeka Machaba	Chief Human Resources Officer
Cathal Walsh	Senior Vice President, Managing Director of Europe
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our philosophy is to align our executive compensation with the interests of our stockholders by basing our fundamental compensation decisions on financial objectives that our Board believes have a significant impact on long-term stockholder value. An important goal of our executive compensation program is to support our ability to hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation program is designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:
•	to reward our NEOs for sustained financial and operating performance and strong leadership;
•	to align our NEOs’ interests with the interests of our stockholders; and
•	to encourage our successful NEOs to remain with us for the long term.
Underpinning our compensation philosophy is the belief that Freshpet is a growth company with the potential to have a significant impact on the pet food industry. We believe that achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Compensation Committee and the Board should be designed to reflect that growth orientation.
COMPENSATION STRATEGY
The Compensation Committee has numerous tools at its disposal to help Freshpet accomplish its short- and long-term performance goals. The Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program.
Relevant Peer Group
The Compensation Committee selects a peer group for compensation comparison purposes that includes a blend of comparably-sized companies in similar industries, including pet-related companies—our most likely sources of talent to support our growth. The Committee also adds to this peer group companies experiencing significant growth to help ensure that our compensation practices are competitive with and relevant to the circumstances found in growth-oriented companies.
The Company considers peer group data for overall compensation and for specific elements of compensation.
Please see “Compensation Discussion and Analysis (CD&A)—Peer Group”.

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Significant Portion of Compensation as Equity
We award a significant portion of executive compensation in the form of equity awards, as we believe this is an effective way to help management focus on our long-term goals while also aligning stockholder and management interests. A meaningful portion of our executive compensation consists of stock option awards, which have no value to the recipient unless our stock price rises following the date of the grant.
Long-Term Goal Setting
In 2020, the Company set new long-term goals and issued multi-year stock option grants to members of the then current leadership team within the Company. The grants were issued in stock options to align with our growth mindset, and were split between performance-vested and time-vested stock options as follows:
•	75% of each participant’s grant value was awarded in the form of performance-vested stock options.
•
The performance measures are Adjusted EBITDA (50%) and net sales (50%), with pre-established threshold, target and maximum performance goals that represent significant growth. Given the potential for competitive harm the performance goals have not yet been disclosed, but we will disclose them in our 2024 Proxy Statement filed in 2025 following the conclusion of the four-year performance period, along with the actual level of achievement. These goals represented long-term multi-year growth aspirations aligned with our strategic plan, and are complemented by the annual performance measures and goals in our annual incentive plan, that recognize the importance of year-on-year improvement to drive long-term performance.

•	The remaining 25% of each participant’s grant value was awarded in the form of time-vested stock options.
•
The time-vested stock options were and are eligible for vesting subject to continued service on a backloaded cadence, with 20% vesting on each of the first, second and third anniversaries of the date of grant, and the remaining 40% vesting on the fourth anniversary of the date of grant.

•	Employees receiving the multi-year stock option grants in 2020 are not eligible to receive further equity awards until 2025.
With this multi-year program concluding at the end of 2024, the Compensation Committee has started discussing the equity grant strategy from 2025 with management. The Committee anticipates moving to an annual award cadence, aligned with preferences expressed by certain of our investors and other external stakeholders, and reflecting the continued evolution and growth of the Company.
Encouraging Teamwork
We strongly believe that teamwork among our workforce is essential to help us achieve our long-term growth potential. Thus, all bonus-eligible employees—including our NEOs—are compensated using the same bonus formula. All employees earn the same percentage of his or her target award each year, assuming there are no outstanding, individual performance issues. We believe that this creates an “all-for-one and one-for-all” mentality within Freshpet that allows individual employees to make the right choices for the Company without regard to their impact on the achievement of less important functional or personal goals.
Incentivizing Growth
We set what we believe to be aggressive net sales growth and profitability goals under our annual incentive plan each year, with the plan placing equal value on the achievement of those net sales growth targets and profitability goals. We believe that this design incentivizes our management to drive sales growth in a way that is profitable.
2023 Say-on-Pay Vote
In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 97% of the votes cast for the Company’s Say-on-Pay vote at our 2023 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate.

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HOW ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM ARE RELATED TO EACH OTHER
The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance,” with a significant portion of total compensation at-risk, tied to our long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a substantial component of our executive compensation. The level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding extraordinary performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
INDEPENDENT COMPENSATION CONSULTANT
From 2019 through 2023, the Compensation Committee retained Korn Ferry (“KF”) to advise on compensation practices for our executive officers, including each NEO. Specifically, KF was engaged to review our compensation peer group and our compensation structure for our executive officers, develop and recommend targets for our executive compensation program by analyzing the compensation structures of our peer group companies and market trends, and provide advice to the Compensation Committee on our executive compensation structure and program based on KF’s analysis. KF was also engaged to separately review the compensation arrangements applicable to employees at the director level and above, and the non-employee, independent directors of the Board In the fourth quarter of 2023, The Compensation Committee conducted a comprehensive review of the Independent Compensation Consultant and effective January 1, 2024 retained WTW to advise on compensation practices on a go-forward basis.
PEER GROUP
The Compensation Committee, in consultation with KF, considered several factors in selecting an industry-specific compensation peer group. Considerations generally included the following:
•	revenue between 0.4 and 2.5 times Freshpet’s revenue;
•	companies in the food, beverage, and pet products industries;
•	companies with similar location and geographical reach;
•	companies with similar span, scope, and vertical integration;
•	companies experiencing similar rates of growth;
•	companies with similar operating complexity; and
•	other publicly traded companies.
Based on the foregoing considerations, the Compensation Committee determined that our compensation peer group for 2023 would consist of the following entities:
Beyond Meat, Inc. Bridgford Foods Corporation Central Garden & Pet Company Farmer Bros. Co. Hostess Brands, Inc. John B. Sanfilippo & Son, Inc.	Lancaster Colony Corporation Lifecore Biomedical Medifast, Inc. Natural Alternatives International, Inc. Nature’s Sunshine Products, Inc. PetIQ Inc.	PetMed Express, Inc. Tattooed Chef, Inc The Simply Good Foods Company Tootsie Roll Industries, Inc. Yeti Holdings, Inc.
We target the total compensation amount for each of our NEOs (based on position) to be competitive with similarly situated executives within our compensation peer group (bearing in mind that we pay a significant portion of our compensation in the form of long-term, performance-based equity awards). We deliberately target a higher percentile within the benchmark peer group for strategically important roles. We believe that this targeting philosophy will help us to achieve an important goal of our executive compensation program, which is to hire and

EXECUTIVE COMPENSATION | 56
retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term goals. We also believe that this compensation structure will help us to achieve our objectives of aligning our NEOs’ interests with the interests of our stockholders and encouraging our successful NEOs to remain with us for the long term.
ELEMENTS OF EXECUTIVE COMPENSATION FOR 2023
We used three primary elements of compensation in our executive compensation program in 2023: base salary, annual incentive awards, and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are flexible in application and can be tailored to meet our specific objectives. The amount of a specific individual’s annual incentive award for a performance period is intended to reflect that individual’s relative contribution to the Company in achieving or exceeding our annual goals, and the amount of an individual’s long-term incentive compensation is intended to reflect the individual’s expected contribution to the Company over longer performance periods.
Base Salary
We pay our NEOs a base salary based on the experience, skills, knowledge, and responsibilities required of each executive officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us. None of our NEOs are currently party to any agreement or arrangement that provides for automatic or scheduled increases in base salary. Base salaries for our NEOs are determined by the Compensation Committee.
The following table sets forth each NEO’s annual base salary rate for 2023:
NAME	ANNUAL BASE SALARY RATE
William B. Cyr	$620,000
Scott Morris	$530,000
Todd Cunfer	$500,000
Thembeka Machaba	$365,000
Cathal Walsh	$397,368
Annual Incentive Awards
The Board initially adopted our current annual incentive plan—in which our NEOs participate—in 2016. Awards under the plan, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve our annual goals based on our strategic, financial, and operating performance objectives. For 2023, the annual target awards as a percentage of base salary were the following:
NAME	ANNUAL BONUS TARGET (%)
William B. Cyr	95%
Scott Morris	60%
Todd Cunfer	60%
Thembeka Machaba	40%
Cathal Walsh	40%
In 2023, the annual incentive plan for our NEOs was based on a combination of quantitative financial measures, collectively weighted at 90%, and quantitative Environmental, Social, and Governance, or “ESG” measures. The same quantitative financial measures apply to all plan participants on an equally weighted basis, with the quantitative “ESG” measures only applicable to senior leaders. To encourage teamwork, the Compensation Committee determines a single Company financial performance result that is multiplied against each eligible employee’s target bonus amount to determine annual incentive compensation.

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Financial Element
The financial element was based on Adjusted EBITDA and on net sales measures, which were equally weighted. For each performance measure, the Company established threshold, target, and maximum goals, with a maximum payout of no more than 250% of target. Performance above and below each performance goal results in increases or decreases in the incentives earned based on pre-determined factors that are based on the economic value added or lost by stockholders due to the associated over or under performance as applicable.
	WEIGHTING	TARGET (MILLIONS)	MINIMUM THRESHOLD	RESULT (MILLIONS)
Net Sales	45%	$760	$720	$767
Adj. EBITDA before bonus accrual*	45%	$62.0	$55.0	$79.2
*
The Compensation Committee defines “Adjusted EBITDA before bonus accrual” for fiscal 2023 as Adjusted EBITDA for the year, prior to the payment of the Annual Incentive Award. As a result, Adjusted EBITDA before bonus accrual as used by the committee was higher by approximately $12.5 million than the Adjusted EBITDA as reported in our Form 10-K (the total amount of the annual incentive award for 2023).

Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (or GAAP). This metric is explained in more detail in Appendix A to this Proxy Statement.
This performance resulted in the financial element being scored at 153.2% of target for 2023 performance.
Executive ESG Goal
The Compensation Committee believes that employee retention is both consistent with the Company’s social purpose of enriching the lives of our workforce (largely employees performing hourly labor) and an essential strategy necessary to support a fast-growing company. The “ESG” element for 2023 was therefore focused on employee retention, with three specific measures with associated quantitative goals. The Compensation Committee believes the “ESG” element to be a responsible business target, consistent with the Company’s strategic, financial, and operating performance objectives.
	WEIGHTING	TARGET	MINIMUM THRESHOLD	RESULT
ESG:	10% (approx. 1/3 each)
Employee Net Promoter Score		8.3	7.6	8.0
Salaried Employee Turnover		10%	<12%	10%
Hourly Employee Turnover		28%	<30%	23%
This performance resulted in the “ESG” element being scored at 133.0% of target for 2023 performance.
Actions taken to achieve this goal inherently strengthen the communities in which we operate by enhancing the lives of our production work force and their families by increasing economic opportunity and enhancing skill development. Those actions include higher wages, long-term equity participation, skills training, and employee benefits that strengthen families (i.e., 18-week maternity leave and 12-week paternity leave, five weeks of vacation, tuition reimbursement). We believe that this program has contributed significantly to the improved performance of our production operations demonstrating the long-lasting impact of this goal and its sustainability.

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For 2023, based on the foregoing financial and “ESG” achievements, we paid annual incentive awards to each NEO as follows:
NAME	OPERATIONAL GOALS	EXECUTIVE ESG GOAL	TOTAL PAYOUT AWARDED
	AMOUNT OF AWARD	AMOUNT OF AWARD
William B. Cyr	$902,348	$78,337	$980,685
Scott Morris	$487,176	$42,294	$529,470
Todd Cunfer	$459,600	$39,900	$499,500
Thembeka Machaba	$223,672	$19,418	$243,090
Cathal Walsh	$243,507	$21,140	$264,647
Long-Term Equity Compensation
We believe that equity compensation provides our executive officers with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our executive officers and our stockholders. Further, we believe that awards with time-based vesting features promote executive retention, as they incentivize our executive officers to remain employed with us for the applicable vesting period. Accordingly, the Compensation Committee (or alternatively, the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.
We grant equity awards under our 2014 Equity Incentive Plan (or “2014 Plan”), which allows for awards of tax-qualified incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors. Each of our NEOs is eligible to participate in our 2014 Plan.
The Compensation Committee (or alternatively, the Board) determines the size and vesting terms of all awards made under our 2014 Plan and administers all other aspects of the plan. In 2023, the Compensation Committee took into account a number of factors when making awards under our 2014 Plan, including, among others, the eligible employee’s expected contribution to the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group, as well as the amounts of outstanding stock options that each NEO held at such time. Those NEOs who received multi-year stock option grants in December 2020 were not eligible to receive long-term equity awards in 2023, and will remain ineligible for additional long-term equity incentive awards until December 31, 2024.
The multi-year grants of stock options were awarded in December 2020 under our 2014 Plan to certain officers. The grants were designed to align senior management with the long-term goals established by the Company in early 2020, and cover a four-year performance period ending December 31, 2024. The stock options comprised a performance-vested and time-vested component:
•	75% of each participant’s grant value was awarded in the form of performance-vested stock options.
•
The performance measures are Adjusted EBITDA (50%) and net sales (50%), with pre-established threshold, target and maximum performance goals that represent significant growth. Given the potential for competitive harm the performance goals have not yet been disclosed, but we will disclose them in our 2024 Proxy Statement filed in 2025 following the conclusion of the four-year performance period, along with the actual level of achievement. These goals represented long-term multi-year growth aspirations aligned with our strategic plan, and are complemented by the annual performance measures and goals in our annual incentive plan, that recognize the importance of year-on-year improvement to drive long-term performance.

•	The remaining 25% of each participant’s grant value was awarded in the form of time-vested stock options.
•
The time-vested stock options were and are eligible for vesting subject to continued service on a backloaded cadence, with 20% vesting on each of the first, second and third anniversaries of the date of grant, and the remaining 40% vesting on the fourth anniversary of the date of grant.

•	Employees receiving the multi-year stock option grants in 2020 are not eligible to receive further equity awards until 2025.

EXECUTIVE COMPENSATION | 59
As noted above, for competitive reasons, we are not disclosing the specific goals and instead they will be disclosed upon the conclusion of the four-year performance period. Upon a termination by the Company other than for “cause” or by the NEO for “good reason” (each as defined in each applicable award agreements), within two years following a “change in control” (as defined in the applicable award agreements), the time-vesting options will accelerate and vest and the performance-vesting options will in accelerate and vest in part or in full based on actual Company performance through the change in control. Upon termination by the Company other than for “cause” not in connection with a “change in control”, the performance-vesting options will accelerate on a prorated basis based on number of days employed during the performance period, based on actual Company performance through the end of the performance period.
In 2023, Messrs. Walsh and Cunfer were the only NEOs eligible to receive long-term equity awards. The Compensation Committee approved awards for the amounts of $158,097 and $608,027, respectively, granted in the form of restricted stock units. The awards vest in three equal annual installments which began on March 13, 2024, with accelerated vesting in full upon termination due to death or “disability”, “involuntary termination without cause” or “voluntary resignation with good reason” (each as defined in the award agreement).
For additional information, see “—2023 Outstanding Equity Awards at Fiscal Year-End.”
Other Compensation
In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:
•	health, dental, and vision insurance;
•	paid time off including vacation, personal holidays, and sick days;
•	life insurance and supplemental life insurance; and
•	short-term and long-term disability insurance.
Retirement Benefits
We maintain a 401(k)-retirement savings plan (or 401(k) Plan) under which all of our employees (including our NEOs) are eligible to participate beginning on the first day of the month after their employment with us begins. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation up to the statutorily prescribed IRS limits. Currently, we also match participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
EMPLOYMENT AGREEMENTS WITH NEOS
The Company is party to an employment agreement with each of Messrs. Cyr, Morris, Cunfer and Walsh. For Messrs. Cyr, Morris and Walsh, each agreement provides for an initial term of one year and for automatic one-year extensions beginning on the expiration of the initial term. Any automatic extension may be cancelled upon at least 90 days’ prior written notice from the respective NEO or the Company. Under their agreements, and following past adjustments made in connection with the Board’s annual review, Messrs. Cyr, Morris, Cunfer and Walsh are entitled to receive annual base salaries of $620,000, $530,000, $500,000, and $397,368, respectively, subject to annual review by the Board. Further, Messrs. Cyr, Morris, Cunfer and Walsh have the opportunity to earn annual target bonuses equal to at least 95%, 60%, 60% and 40%, respectively, of their base salaries. Each executive is also entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other employees of the Company generally. The Company is also party to an offer letter with Ms. Machaba, which is described further below.

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Employment Agreement with William Cyr
The Company entered into an employment agreement with Mr. Cyr in July 2016. In the event of a termination of Mr. Cyr’s employment by the Company without “cause,” or by Mr. Cyr for “good reason” (each as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to (A) one and one-half times the sum of his (x) base salary and (y) target bonus, for a period of 18 months, payable in equal monthly payments in accordance with the Company’s normal payroll practice; and (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months. In the event of a termination of Mr. Cyr’s employment due to “permanent disability” (as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company, Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months.
Mr. Cyr’s employment agreement contains a cutback provision for “parachute payments” under Internal Revenue Code (or “Code”) Section 280G, under which he may be subject to a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to Mr. Cyr.
Mr. Cyr’s employment agreement contains the following restrictive covenants: (i) a non-compete covenant that prohibits him from competing against the Company for 24 months after employment; (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers, or suppliers during employment and for 24 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Employment Agreements with Scott Morris, Todd Cunfer and Cathal Walsh
The Company entered into employment agreements with Messrs. Morris and Walsh in October 2014, and with Mr. Cunfer in December 2022. Under the agreements, in the event of a termination of the NEO by the Company without “cause,” by the NEO for “good reason,” or due to “permanent disability” (each as defined in the respective employment agreements), each NEO is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to 12 months of the NEO’s base salary in accordance with the Company’s normal payroll practice; (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for the NEO and his eligible dependents for 12 months; and (iii) only in the event of a termination by the Company without “cause” or by the NEO for “good reason” after June 30th during any year in which the employment agreement is effective, a pro-rated annual incentive award based on actual performance for the year in which termination occurs.
Each of the employment agreements with Messrs. Morris and Walsh contains a cutback provision for “parachute payments” under Code Section 280G, under which the NEO may be subject to a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to the NEO.
Each of the employment agreements with Messrs. Morris, Cunfer and Walsh contains the following restrictive covenants: (i) a non-compete covenant that prohibits the NEO from competing against the Company for 12 months after employment; (ii) non-solicit covenants that prohibit the NEO from actively soliciting the Company’s employees, customers, or suppliers during employment and for 12 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Arrangements with Thembeka Machaba
The Company entered into an offer letter with Ms. Machaba in August 2020. The offer letter required that Ms. Machaba enter into the Company’s confidentiality and no-hire agreement, which includes customary confidentiality and non-solicitation provisions that extend for 12 months after termination or resignation of employment with the Company. On April 17, 2023, Thembeka Machaba was given a one-time cash award with a target value of $456,250, subject to time- and performance-vesting conditions. The grant was made during a period of increased employee turnover and increased demand for executive talent. It was essential to future operations that Freshpet keep the skill set and talents Ms. Machaba brings. This award is intended to preserve

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Ms. Machaba’s employment with the Company for a minimum of two years. Given this, 50 percent of this award will cliff vest on March 15, 2025. The remaining 50 percent of the award vests subject to adjusted EBITDA and net sales achievement, the goals for which are not disclosed due to the potential for competitive harm.
Inducement Grants to Todd Cunfer
In December 2022, we granted our CFO, Mr. Cunfer, an inducement grant of stock options in accordance with Nasdaq rules. Mr. Cunfer’s inducement grant consisted of 40,120 time-vesting options and 22,381 restricted stock units.
POLICY PROHIBITING HEDGING
We consider it improper and inappropriate for our directors, officers, and other employees at or above the Vice President level to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, we have implemented a policy that prohibits our directors, officers, and other employees at or above the Vice President level from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities.
Compensation Recoupment Policy
The Compensation Committee adopted a written Compensation Recoupment Policy (“Clawback Policy”) effective October 2, 2023, which supersedes the prior policy. The Clawback Policy is effective for certain compensation received on or after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards. It requires recoupment of excess incentive-based compensation paid to our executive officers if the excess amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.
ACCOUNTING CONSIDERATIONS
We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, under which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares, or units, as applicable, that vest. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the award recipients.
COMPENSATION RISK ASSESSMENT
As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. We do not believe that our compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on Freshpet.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report.
THE COMPENSATION COMMITTEE OF FRESHPET, INC.
Daryl G. Brewster (Chair)	Leta D. Priest	David West

freshpet
SELECT
fresh from the kitchen
HOME COOKED CHICKEN RECIPE
FRESH

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EXECUTIVE COMPENSATION TABLES
2023 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for 2023 for each NEO. Compensation information for 2022 and 2021 is presented for individuals who were also our NEOs in those years.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William B. Cyr(6) Chief Executive Officer	2023	620,000	—	—	980,685	13,200	1,613,885
	2022	620,000	—	—	282,720	12,200	914,920
	2021	600,000	—	—	153,440	11,600	765,040
Scott Morris President and Chief Operating Officer	2023	526,154	—	—	529,470	13,200	1,068,824
	2022	510,000	—	—	146,880	12,200	669,080
	2021	490,000	—	—	80,556	11,600	582,156
Todd Cunfer(7) Chief Financial Officer	2023	500,000	608,027	—	499,500	13,200	1,620,727
	2022	41,667	1,500,000	1,500,000	12,230	—	3,053,897
Thembi Machaba Chief Human Resources Officer	2023	360,192	—	—	243,090	5,277	608,559
	2022	340,000	—	—	65,280	2,448	407,728
Cathal Walsh(7) Managing Director, Europe	2023	389,835	156,408	—	259,630	—	805,873
	2022	348,379	156,235	—	60,000	—	564,614
	2021	429,231	149,977	—	35,275	—	614,483
(1)	Amounts reflect base salary earned during the year, including any amounts voluntarily deferred under our qualified 401(k) plan.
(2)
Amounts reflect the aggregate grant date fair value of restricted stock units granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 11 to our consolidated financial statements included in our Annual Report.

(3)
Amounts reflect the aggregate grant date fair value of options granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 11 to our consolidated financial statements included in our Annual Report.

(4)
Amounts reflect cash awards earned by our NEOs under the Company’s annual incentive plan and with respect to ESG goals established for executives. Please see “Annual Incentive Awards” and “Executive ESG Goals” in the CD&A above for further information about our annual incentive plan.

(5)	Amounts reflect matching Company contributions under our 401(k) plan. In addition.
(6)	Mr. Cyr also serves as a member of the Board but does not receive any additional compensation for his service as a director.
(7)	Mr. Walsh’s annual compensation is €360,000 with an exchange rate of 1.1038 as of December 31, 2023, the last day of the fiscal year.

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2023 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during 2023. Please see “Annual Incentive Awards” in the CD&A above for additional information about the non-equity incentive plan awards reflected in the table below. Please see the “2023 Outstanding Equity Awards at Fiscal Year-End” table below for additional information about the vesting parameters that are applicable to equity awards reflected in the table immediately below.
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
William B. Cyr	Annual Incentive	—	—	589,000	1,472,500	—	—	—	—
Scott Morris	Annual Incentive	—	—	318,000	795,000	—	—	—	—
Todd Cunfer	Annual Incentive	—	—	300,000	750,000	—	—	—	—
	RSU Grant under 2014 Plan	3/13/2023	—	—	—	11,007(1)	—	—	608,027(2)
Thembeka Machaba	Annual Incentive	—	—	146,000	365,000	—	—	—	—
Cathal Walsh	Annual Incentive	—	—	158,947	397,368	—	—	—	—
	RSU Grant under 2014 Plan	3/13/2023	—	—	—	2,862(1)	—	—	158,097(2)
(1)	Scheduled to vest in three equal annual installments which began on March 13, 2024, subject to continued employment.
(2)
Amount reflects the aggregate grant date fair value of restricted stock units granted in the year computed in accordance with FASB ASC Topic 718 and is based on the valuation assumptions described in Note 11 to our consolidated financial statements included in our annual report.

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2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2023. Vesting of awards reflected in the table is generally subject to continuous service with the Company, with accelerated vesting in certain circumstances, as reflected in the footnotes to the table.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William B. Cyr	9/6/2016	1,000,000	—	—	10.23	9/6/2026	—	—	—	—
	12/24/2020	41,016	27,344(1)	205,079(2)	142.79	12/24/2030	—	—	—	—
Scott Morris	9/27/2016	78,368	—	—	8.90	9/27/2026	—	—	—	—
	4/3/2017	81,949	—	—	11.00	4/3/2027	—	—	—	—
	4/1/2020	13,015	—	—	63.87	4/1/2030	—	—	—	—
	12/24/2020	30,762	20,508(1)	153,809(2)	142.79	12/24/2030	—	—	—	—
Todd Cunfer	12/1/2022	13,371	26,749(3)	—	67.02	12/1/2032	—	—	—	—
	12/1/2022	—	—	—	—	—	14,922(3)	1,294,633(4)	—	—
	3/13/2023	—	—	—	—	—	11,007(3)	954,967(4)	—	—
Thembeka Machaba	8/1/2020	3,333	1,667(3)	—	96.05	8/1/2030	—	—	—	—
	12/24/2020	16,404	10,940(1)	82,031(2)	142.79	12/24/2030	—	—	—	—
Cathal Walsh	5/10/2016	14,184	—	—	9.05	5/10/2026	—	—	—	—
	4/3/2017	15,449	—	—	11.00	4/3/2027	—	—	—	—
	3/30/2018	16,092	—	—	16.45	3/30/2028	—	—	—	—
	4/1/2019	6,820	—	—	42.29	4/1/2029	—	—	—	—
	4/1/2020	4,932	—	—	63.87	4/1/2030	—	—	—	—
	10/1/2020	35,000	—	—	111.65	10/1/2030	—	—	—	—
	10/1/2020	20,000	—	—	111.65	10/1/2030	—	—	—	—
	3/12/2021	—	—	—	—	—	319(5)	27,676(4)	—	—
	3/14/2022	—	—	—	—	—	1,235(5)	107,149(4)	—	—
	3/13/2023	—	—	—	—	—	2,862	248,307(4)	—	—
(1)
Scheduled to vest annually in approximately equal installments on the first four anniversaries of the grant date, subject to continued employment, with accelerated pro rata vesting based on the number of days worked following the grant date upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within two years after a change in control of the Company.

(2)
Eligible to vest based upon the achievement of performance goals upon the conclusion of a four-year performance period, subject to continued employment, with (a) the opportunity to vest in a pro rata portion based on the number of days employed during the performance period upon a termination by the Company other than for cause, based on actual Company performance through the end of the performance period, and (b) the opportunity to vest in part or in full upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within a two years after a change in control of the Company, based on actual Company performance through the change in control. For competitive reasons, these performance goals shall not be disclosed until the end of the performance period.

(3)	Scheduled to vest annually in approximately equal installments on the first three anniversaries of the grant date, subject to the Executive’s continued employment through such vesting dates.
(4)	Amount reflects the value as of December 29, 2023 based on the Company’s closing stock price of $86.76 as of December 29, 2023, the last trading day during 2023.

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(5)
Scheduled to vest in three equal annual installments on the first three anniversaries of the grant date, with accelerated vesting in full upon termination due to death or Disability, Involuntary Termination Without Cause or Voluntary Resignation with Good Reason (as each is defined in the award agreement).

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2023 OPTIONS EXERCISES AND STOCK VESTED
The following table sets forth certain information regarding vesting of stock awards owned by one of our NEOs during 2023. None of our NEOs exercised of stock options by our NEOs in 2023.
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
William B. Cyr
Scott Morris
Todd Cunfer	7,459	638,416(1)
Thembi Machaba
Cathal Walsh	936(2)	52,461(3)
(1)	Reflect the market value of the underlying shares on the vesting date based on $85.59, the closing price of the common stock on December 19, 2023.
(2)	Reflects the vested amount on March 12, 2023 of 319 shares and March 14, 2023 of 617 shares.
(3)
Reflects the market value of the underlying shares on the vesting date based on $56.78 and $55.67, the closing price of the common stock on March 10, 2023 and March 14, 2023, respectively, as March 10, 2023 was the last trading day prior to the March 12, 2023 vesting.

PENSION BENEFITS
Currently, the Company does not sponsor or adopt any pension plans (other than our 401(k) plan).
NONQUALIFIED DEFERRED COMPENSATION
Currently, the Company does not sponsor or adopt a nonqualified deferred compensation plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth information regarding the severance payments and the change in control payments that could have been made to our NEOs had they experienced a termination of employment or a change in control as of December 31, 2023. The fair market value of a share of our common stock on December 29, 2023, the last trading day of 2023, was $86.76. The table only includes information for employment termination and change in control events that trigger vesting or severance-related payments, and assumes that each NEO will take all action necessary to receive the maximum available benefit, such as execution of a release of claims. Any amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Code Sections 280G and 4999. The amounts below are estimates of the incremental amounts that could be received upon a change in control or termination of employment; the actual amount could be determined only at the time of any actual change in control or termination of employment.
NAME	CASH ($)	COBRA ($)	EQUITY ($)	TOTAL ($)
William B. Cyr
Termination due to permanent disability	—	47,388(1)	—(5)	47,388
Involuntary termination(10)	2,720,250(2)	47,388(1)	—(5)	2,767,638
Change in control	—	—	—	—
Involuntary termination after change in control	2,720,250(2)	47,388(1)	—(6)	2,767,638
Scott Morris
Termination due to permanent disability	—	31,592(3)	—(7)	31,592
Involuntary termination(10)	1,059,470(4)	31,592(3)	—(7)	1,091,062
Change in control	—	—	—	—
Involuntary termination after change in control	1,059,470(4)	31,592(3)	—(8)	1,091,062
Todd Cunfer
Termination due to permanent disability	—	31,592(3)	—	31,592
Involuntary termination(10)	999,500(4)	31,592(3)	528,025(9)	1,559,117
Change in control	—	—	528,025(9)	528,025
Involuntary termination after change in control	999,500(4)	31,592(3)	528,025(9)	1,559,117
Cathal Walsh
Termination due to permanent disability	—	—	—	—
Involuntary termination(10)	662,015(4)	—	—(11)	662,015
Change in control	—	—	—(11)	—
Involuntary termination after change in control	662,015(4)	—	—(11)	662,015
Thembeka Machaba
Termination due to permanent disability	—	—	—	—
Involuntary termination(10)	—	—	—(12)	—
Change in control	—	—	—(12)	—
Involuntary termination after change in control	—	—	—(12)	—
(1)	Amount reflects the cost of COBRA premiums for 18 months following termination.
(2)	Amount reflects 1.5 times the sum of Mr. Cyr’s base salary and target bonus for a period of 18 months.
(3)	Amounts reflect the cost of COBRA premiums for one year following termination.
(4)	Amounts reflect (i) one year of base salary and (ii) pro-rated bonus based on actual performance for the 2023 performance year.
(5)
As of December 31, 2023, Mr. Cyr held unvested performance-vesting options to purchase 205,079 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(6)
As of December 31, 2023, Mr. Cyr held unvested (i) performance-vesting options to purchase 205,079 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 41,016 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within two years after a change in control of the Company.

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(7)
As of December 31, 2023, Mr. Morris held unvested performance-vesting options to purchase 153,809 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon a termination by the Company other than for cause.

(8)
As of December 31, 2023, Mr. Morris also held unvested (i) performance-vesting options to purchase 153,809 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 30,762 shares of stock with an exercise price of $142.79 which would have accelerated on a pro-rata basis upon an Involuntary Termination within a two years after a change in control of the Company.

(9)
As of December 31, 2023, Mr. Cunfer held unvested (i) time-vesting options to purchase 26,749 shares of stock with an exercise price of $67.02 which would have fully accelerated in connection with a change of control occurring on December 31, 2023 if the options had not been assumed, repurchased by the Company, or terminated. Mr. Cunfer also had 25,929 restricted stock units which would have fully accelerated in connection with a change of control occurring on December 31, 2023.

(10)	An “Involuntary Termination” means a termination by the Company without cause or by the NEO for good reason.
(11)	As of December 31, 2023, Mr. Walsh did not hold any unvested (i) time-vesting options to purchase shares of stock.
(12)
As of December 31, 2023, Ms. Machaba held unvested (i) performance-vesting options to purchase 82,031 shares of stock with an exercise price of $142.79 which would have accelerated upon an Involuntary Termination within two years after a change in control of the Company, based on actual Company performance through the change in control and (ii) unvested time-vesting options to purchase 10,940 shares of stock with an exercise price of $142.79 and 1,667 shares of stock with an exercise price of $96.05 which would have accelerated on a pro-rata basis upon an Involuntary Termination within two years after a change in control of the Company.

(13)	No equity value was attributable to options with an exercise price at or above the December 29, 2023 stock price of $86.76, the last day of trading during the fiscal year.
CEO PAY RATIO
To determine the ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees excluding the CEO, we identified, as of December 31, 2023, the median employee using annual base salary. We sorted the data set from lowest to highest salary using salary amounts calculated as of December 31, 2023, noting that all salaries were annualized for employees who were new hires or worked a partial year and without excluding any employees from the data set. We believe this measure reasonably reflects the typical annual compensation of our employee population and is a consistently applied compensation measure for all employees.
We estimate that the median employee’s 2023 total compensation was $74,264, as calculated pursuant to the Summary Compensation Table Rules. Mr. Cyr’s 2023 total compensation was $1,613,885 which was approximately 22 times that of the median of the annual total compensation of all our employees (1: 22 ratio). To determine the ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees excluding the CEO, we identified, as of December 31, 2023, the median employee using annual base salary. We sorted the data set from lowest to highest salary using salary amounts calculated as of December 31, 2023, noting that all salaries were annualized for employees who were new hires or worked a partial year and without excluding any employees from the data set. We believe this measure reasonably reflects the typical annual compensation of our employee population and is a consistently applied compensation measure for all employees.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table describes the executive compensation for our Chief Executive Officer, who is our Principal Executive Officer (“PEO”), the other NEOs, and the Company’s performance for our four most recently completed fiscal years.
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income (in millions)(6)	Net Sales (in millions)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,613,885	$12,186,818	$1,025,996	$4,536,365	$146.83	$172.77	$(33.61)	$766.90
2022	$914,920	$(2,714,943)	$980,228	$(398,985)	$89.30	$119.45	$(59.49)	$595.34
2021	$765,040	$(7,070,793)	$522,686	$(3,320,911)	$161.23	$177.06	$(29.67)	$425.49
2020	$15,858,452	$24,395,225	$6,537,735	$13,384,214	$240.29	$144.92	$(3.19)	$318.79
(1)
During all four reported fiscal years, Mr. Cyr served as our PEO. The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Cyr as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Cyr during the applicable year. The values for fiscal years 2020, 2021, and 2022 differ from those published in our August 31, 2023 Proxy Statement as a result of changes in our understanding of the assumptions and methodologies required under the SEC rules. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments (which are also updated) were made to Mr. Cyr’s total compensation for each year to determine the compensation actually paid:

FISCAL YEAR	2020	2021	2022	2023
SCT Total	$15,858,452	$765,040	$914,920	$1,613,885
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(14,701,112)	$—	$—	$—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$14,276,655	$—	$—	$—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$—	$(7,308,209)	$(3,357,103)	$9,749,898
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$8,961,230	$(527,624)	$(272,761)	$823,034
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—
Compensation Actually Paid(a)	$24,395,225	$(7,070,793)	$(2,714,943)	$12,186,818
(a)	Amounts may not sum due to rounding
(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Cyr) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Cyr) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Scott Morris, Todd Cunfer, Thembeka Machaba, and Cathal Walsh; (ii)for 2022, Scott Morris, Todd Cunfer, Thembeka Machaba, Cathal Walsh, Richard Kassar, and Heather Pomerantz; (iIi) for 2021, Scott Morris, Heather Pomerantz, Stephen Weise, and Cathal Walsh; (iv) for 2020, Scott Morris, Heather Pomerantz, Stephen Weise, Cathal Walsh, and Richard Kassar. The values for fiscal year 2020 differs from our August 31, 2023 Proxy Statement to reflect the unintended omission of Richard Kassar.

EXECUTIVE COMPENSATION | 71
(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 3 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. The values for fiscal years 2020, 2021, and 2022 differ from those published in our August 31, 2023 Proxy Statement as a result of changes in our understanding of the assumptions and methodologies required under the SEC rules. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments *which are also updated) were made to the average total compensation for these NEOs as a group for each year to determine the compensation actually paid:

FISCAL YEAR	2020	2021	2022	2023
SCT Total	$6,537,735	$522,686	$980,228	$1,025,996
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(6,027,297)	$(37,494)	$(526,039)	$(191,109)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,690,739	$22,770	$579,010	$300,819
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$565,895	$(3,689,321)	$(835,444)	$2,840,261
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$5,617,141	$(139,552)	$(87,366)	$560,398
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$(509,374)	$—
Compensation Actually Paid(a)	$13,384,214	$(3,320,911)	$(398,985)	$4,536,365
(a)	Amounts may not sum due to rounding
(5)	The peer group used for total shareholder return comparisons refects the Nasdaq Composite, which is one of the Company’s indices utilized in the stock performance graph set forth in our Annual Report.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(7)
This column is the “Company-Selected Measure,” which in the registrant’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the registrant to link compensation actually paid to the registrant’s named executive officers, for the most recently completed fiscal year, to Company performance. The value for fiscal 2020 has been corrected.

EXECUTIVE COMPENSATION | 72
Relationships Between Certain Data in the Pay Versus Performance Table
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (CAP) and Total Shareholder Return (TSR)
The following chart sets forth the relationship between (i) the Company’s cumulative total shareholder return over the four most recently completed fiscal years and the Nasdaq Composite index’s cumulative total shareholder return (TSR) over the same period, and (ii) the compensation actually paid (CAP) to our PEO and the average CAP to our non-PEO NEOs.

Freshpet & Peer TSR vs. CAP
Compensation Actually Paid (in Millions)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
Indexed Total Sharehilder Return
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
PEO CAP
Non-PEO NEO CAP
Freshpet
NASDAQ Composite

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our net income (loss) during the four most recently completed fiscal years.

Net Income vs. CAP
Compensation Actually Paid (in Millions)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
Net Income (in millions)
$0
-$10
-$20
-$30
-$40
-$50
-$60
-$70
2020
2021
2022
2023
PEO CAP
Non-PEO NEO CAP
Net Income

EXECUTIVE COMPENSATION | 73
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Sales
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our Net Sales during the four most recently completed fiscal years.

Net Sales vs. CAP
Compensation Actually Paid (in Millions)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
Net Income (in millions)
$800
$700
$600
$500
$400
$300
$200
$100
$0
2020
2021
2022
2023
PEO CAP
Non-PEO NEO CAP
Net Income

Tabular List of Most Important Financial Performance Measures
Freshpet selected the following measures as most important to link CAP to fiscal year 2023 Company performance. Freshpet currently only utilizes two financial metrics in determining annual compensation for executives.
Most Important Measures for Determining PEO and Non-PEO NEO Pay
Net sales
Adjusted EBITDA before bonus accrual

EXECUTIVE COMPENSATION | 74
DIRECTOR COMPENSATION
The full Board approved director compensation for 2023, based on the recommendation of the Compensation Committee with assistance from KF, and in accordance with the Company’s non-employee director compensation program. For 2023, each non-employee member of the Board who served for the entire year received an annual cash retainer of $60,000, paid quarterly. In addition, certain directors who served as Chairs of Board committees received additional cash payments for 2023 as follows: $15,000 for the Chair of the Company’s Audit Committee and $7,500 each for the Chairs of the Compensation Committee and the Nominating and Governance Committee. Certain directors who served on multiple committees also received additional cash payments for 2023 of $5,000.
The following table shows compensation paid to each of our non-employee directors who served during 2023. Mr. Cyr, our Chief Executive Officer, also serves as a director of the Company, but did not receive any additional compensation for his service as a director. Please see the “2023 Summary Compensation Table” for the compensation received by Mr. Cyr as Chief Executive Officer of the Company.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	Shares(2)	TOTAL ($)
Charles A. Norris(3)	33,462	169,999	2,994	203,461
Walter N. George III(4)	64,162	119,976	2,113	184,138
J. David Basto(5)	25,000			25,000
Olu Beck(6)	61,875	119,976	2,113	181,851
Daryl G. Brewster(7)	68,370	119,976	2,113	188,346
Lawrence S. Coben(8)	60,000	119,976	2,113	179,976
Jacki S. Kelley(9)	63,338	119,976	2,113	183,314
Leta D. Priest(10)	61,799	119,976	2,113	181,775
Craig D. Steeneck(11)	71,250	119,976	2,113	191,226
David Biegger(12)	38,750	119,995	1,872	158,745
David West(13)	26,703	119,956	1,837	146,659
Timothy McLevish(14)	21,593	119,951	1,513	141,544
Joe Scalzo(14)	21,593	119,951	1,513	141,544
(1)
Represents the aggregate grant date fair value of shares of restricted Common Stock granted under our 2014 Plan without regard to forfeitures, computed in accordance with FASB ASC Topic 718 and is based on the valuation assumptions described in Note 11 to our consolidated financial statements included in our annual report. This amount does not reflect the actual economic value realized by the director. The stock awards reflected in the table comprise all outstanding equity awards held by our non-employee directors at the end of 2023.

(2)	Number of shares outstanding as of December 31, 2023.
(3)	Charles A. Norris served as Chair of the Board until July 20, 2023.
(4)	Walter N. George III served as Chair of the Nominating and Governance Committee until July 20, 2023. Mr. George then served as the Chair of the Board beginning July 20, 2023.
(5)	J. David Basto resigned from the Board effective May 31, 2023.
(6)	During 2023, Olu Beck served on two committees: the Audit Committee and the Compensation Committee. Ms. Beck now serves on the Operations and FSQA Committee.
(7)	Daryl G. Brewster serves as Chair of the Compensation Committee.
(8)	Lawrence S. Coben retired from the Board as of April 8, 2024.
(9)	Jacki S. Kelley served as chair of the Nominating and Governance Committee from July 20, 2023 until June 18, 2024.
(10)
Leta D. Priest served on two committees: the Nominating and Governance Committee and the Compensation Committee. Ms. Priest served as the Chair of the Nominating and Governance Committee beginning on June 18, 2024.

(11)	Craig D. Steeneck serves as the Chair of the Audit Committee and serves on the Operations and FSQA Committee.
(12)	David Biegger joined the Board effective May 17, 2023 and serves on the Audit Committee and as Chair of the Operations and FSQA Committee.
(13)	David West joined the Board effective July 21, 2023 and serves on the Compensation Committee.
(14)	Messrs. McLevish and Scalzo joined the Board effective August 21, 2023. Mr. McLevish serves on the Audit Committee and Mr. Scalzo serves on the Operations and FSQA Committee.

EXECUTIVE COMPENSATION | 75

EXECUTIVE COMPENSATION  | 76
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Common Stock as of July 31, 2024 by:
•	each person known by us to beneficially own 5% or more of our outstanding Common Stock (each, a “Principal Stockholder” below);
•	each of our directors, director nominees and named executive officers; and
•	all of our directors and executive officers as a group.
The numbers listed below are based on 48,483,030 shares of our Common Stock outstanding as of July 31, 2024. Unless otherwise indicated, the address of each individual listed in this table is c/o Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921.

EXECUTIVE COMPENSATION  | 77
NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK	PERCENT OF COMMON STOCK OUTSTANDING
PRINCIPAL STOCKHOLDERS:
Wellington Management Group LLP (2)	6,527,178	13.5%
The Vanguard Group, Inc.(3)	4,652,698	9.7%
Champlain Investment Partners, LLC (4)	3,794,059	7.9%
William Blair Investment Management, LLC(5)	2,629,801	5.5%
Wasatch Advisors LP (6)	2,774,353	5.8%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Walter N. George III	44,176	*
William B. Cyr(7)	1,118,367	2.3%
Olu Beck	6,483	*
David B. Biegger	1,872	*
Daryl G. Brewster	54,791	*
Jacki S. Kelley	8,566	*
Lauri Kien Kotcher	—	—
Timothy R. McLevish	25,513	*
Leta D. Priest	9,640	*
Joseph Scalzo	1,513	*
Craig D. Steeneck	29,384	*
David J. West	1,837	*
Scott Morris	335,106	*
Todd Cunfer	18,599	*
Cathal Walsh	115,310	*
Thembeka “Thembi” Machaba	21,404	*
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (18 PERSONS)	1,805,794	3.7%
*	Less than 1%
(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power, which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power, which includes the power to dispose, or to direct the disposition of, such security.
Unless otherwise indicated, all amounts above are as of July 31, 2024, and each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on July 31, 2024 or within 60 days and restricted stock units that vest and are required to be delivered within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person.
(2)
Represents shares of common stock beneficially owned as of December 29, 2023, based on Amendment No. 1 to a Schedule 13G filed on February 8, 2024, by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (together, “Wellington”) and Wellington Management Company LLP (“Wellington Management”), pursuant to which Wellington reports shared voting power over 2,812,561 shares and shared dispositive power over 3,359,855 shares, and Wellington Management reports shared voting power over 2,806,245 shares and shared dispositive power over 3,167,323 shares. In such filing, Wellington lists its address as 280 Congress Street, Boston, MA 02210.

(3)
Represents shares of common stock beneficially owned as of December 29, 2023, based on Amendment No. 4 to a Schedule 13G filed on February 13, 2024, by The Vanguard Group, Inc., pursuant to which The Vanguard Group, Inc. reports sole voting power over zero shares, shared voting power over 16,981 shares, sole dispositive power over 4,587,155 shares and shared dispositive power over 65,543 shares. In such filing The Vanguard Group, Inc., lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Represents shares of common stock beneficially owned as of December 31, 2023, based on a Schedule 13G/A filed on February 13, 2024, by Champlain Investment Partners, LLC, pursuant to which Champlain Investment Partners, LLC reports sole voting power over 3,275,239 shares and sole dispositive power over 3,794,059 shares. In such filing, Champlain Investment Partners, LLC lists its address as 180 Battery St., Burlington, Vermont 05401.

(5)
Represents shares of common stock beneficially owned as of December 31, 2023, based on a Schedule 13G filed on February 12, 2024, by William Blair Investment Management, LLC, pursuant to which William Blair Investment Management, LLC reports sole voting power over 2,382,799 shares and sole dispositive power over 2,629,801 shares. In such filing, William Blair Investment Management, LLC lists its address as 150 North Riverside Plaza, Chicago, IL 60606.

EXECUTIVE COMPENSATION  | 78
(6)
Represents shares of common stock beneficially owned as of December 31, 2023, based on Amendment No. 3 to a Schedule 13G filed on February 9, 2024, by Wasatch Advisors LP, pursuant to which Wasatch Advisors LP reports sole voting power over 2,774,353 shares and sole dispositive power over 2,774,353 shares. In such filing, Wasatch Advisors LP lists its address as 505 Wakara Way, Salt Lake City, UT 84108.

(7)
Includes 77,351 shares of common stock and 783,516 options to purchase common stock held by Mr. Cyr directly, 55,000 options to purchase shares of common stock held by his spouse, 107,500 options to purchase shares of common stock held by Irrevocable Spousal Trust for Linda W. Cyr, and 95,000 options to purchase shares of common stock held by Linda W. Cyr 2020 Irrevocable Trust for Descendant.

AUDIT COMMITTEE REPORT | 80
AUDIT COMMITTEE REPORT
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. KPMG, our independent registered public accounting firm for 2023, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in the Annual Report. In addition, the Audit Committee discussed with KPMG those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
The Audit Committee

Craig D. Steeneck (Chair)

David B. Biegger

Timothy R. McLevish

PROPOSALS | 82
Overview of Proposals
Four proposals require stockholder action:
PROPOSAL NO. 1
Election of four directors, David B. Biegger, Daryl G. Brewster, Jacki S. Kelley and Timothy R. McLevish, to the Board.
PROPOSAL NO. 2
Approval of the 2024 Equity Incentive Plan (the “Plan”).
PROPOSAL NO. 3
Ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2024.
PROPOSAL NO. 4
Approval of the Say-on-Pay Proposal, which is an advisory vote to approve of the compensation of the Company’s named executive officers.
Each proposal is discussed in more detail below:

PROPOSALS | 83
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board has nominated David B. Biegger, Daryl G. Brewster, Jacki S. Kelley and Timothy R. McLevish to be elected to the Board to serve until the 2025 Annual Meeting of stockholders and until their respective successors are duly elected and qualified. For more information on the Company Nominees, please see page 40 of this Proxy Statement.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the re-election of the four Company Nominees. Each of the Company Nominees has consented to serve as a nominee, to serve, if elected, as a director until the 2025 Annual Meeting and until his or her successor is elected and has qualified (or until such director’s earlier death, resignation or removal); and to being named as a nominee in this Proxy Statement. Should any of the four Company Nominees become unable to accept nomination or election as a director (which is not anticipated as of the date of this Proxy Statement), the Company’s named proxy holders will vote for such substitute Company Nominee as may be selected by the Board, unless the size of the Board is reduced.
The Board of Directors recommends that you vote “FOR” the election of each of the
Company Nominees: David B. Biegger, Daryl G. Brewster, Jacki S. Kelley and Timothy R. McLevish.

PROPOSALS | 84
PROPOSAL NO. 2: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN
Overview
We are asking our stockholders to approve a proposal to adopt the Freshpet, Inc. 2024 Equity Incentive Plan (the “2024 Equity Plan”) at our Annual Meeting. Our Board adopted the 2024 Equity Plan on August 12, 2024 upon recommendation of the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the 2024 Equity Plan will become effective as of the date of the stockholder approval (the “Effective Date”).
The 2024 Equity Plan is intended to replace the Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “Prior Plan”). No additional grants will be made under the Prior Plan on or after the effective date of the 2024 Equity Plan. In addition, the shares of our common stock, par value $0.001 per share (“Common Stock”) underlying the Prior Plan on the Effective Date will no longer be available for grant, will not be newly available under the 2024 Equity Plan and will be retired. Outstanding grants under the Prior Plan will continue to be in effect according to their terms.
If our stockholders do not approve the 2024 Equity Plan, we will continue to be able to grant awards under the Prior Plan. As of August 1, 2024, 252,738 shares of Common Stock (“Shares”), are available for grant under the Prior Plan.
The Board is seeking stockholder approval of the 2024 Equity Plan in order to (i) meet Nasdaq Global Market listing requirements, (ii) allow incentive stock options awarded under the 2024 Equity Plan to meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), and (iii) conform to sound and effective corporate governance and compensation practices.
Reasons for the New Equity Incentive Plan
Equity incentive compensation programs play a pivotal role in the Company’s efforts to attract and retain exceptional talent as well as contribute to the Company’s long-term growth and financial success. If our stockholders do not approve the 2024 Equity Plan we will be limited in our ability to continue to issue awards in numbers sufficient to attract and motivate the high performing employees, non-employee directors, consultants, and other key advisors that we need to recruit and retain.
Offering a broad-based equity compensation program is vital to attracting and retaining exceptional talent in our competitive industry. We use equity awards to increase incentives on the part of employees, non-employee directors, consultants, and other key advisors who provide important services to the Company. We believe that providing an equity stake in the future success of our Company motivates these individuals to achieve our long-term business goals and to increase stockholder value because it aligns the interests of award recipients and stockholders. Accordingly, approving the 2024 Equity Plan is in the best interest of stockholders.
For the foregoing reasons, the Company has structured the 2024 Equity Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights (“SARs”), stock awards, and restricted stock units and implement competitive incentive compensation programs for its non-employee directors, consultants, and other key advisors. The 2024 Equity Plan will be the only plan under which new equity awards may be granted to our employees and other service providers. If this Proposal No. 2 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining, and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.
Highlights of the 2024 Equity Plan
The 2024 Equity Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders’ interests, as described below:
•	No evergreen authorization. The 2024 Equity Plan does not contain an “evergreen” Share reserve, meaning that the Share reserve will not be increased without further stockholder approval.

PROPOSALS | 85
•
No liberal share recycling provisions. The 2024 Equity Plan prohibits the re-use of Shares withheld or delivered to satisfy the exercise price of a stock option or base price of a SAR or to satisfy tax withholding requirements associated with any award. The 2024 Equity Plan also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the re-use of Shares purchased on the open market with the proceeds of option exercises.

•
Limit on awards to non-employee directors. The 2024 Equity Plan continues our practice of limiting the compensation payable to our non-employee directors. Specifically, the 2024 Equity Plan imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee director for services as a non-employee director in any year to $750,000 in total value.

•
Minimum vesting requirements. The 2024 Equity Plan continues our practice of imposing a minimum vesting requirement on equity awards. Specifically, the 2024 Equity Plan requires a one-year minimum vesting schedule for awards, except that up to 5% of the Shares reserved for issuance (subject to certain adjustments) are available for grant without regard to this requirement, and awards granted to non-employee directors on the date of an annual stockholders’ meeting satisfy this requirement if they provide for vesting at the stockholders’ meeting immediately following the grant date (but in any event not less than 50 weeks following the date of grant).

•
Ban on in-the-money stock options and SARs. The 2024 Equity Plan prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant.

•
No repricing or grant of discounted stock options or SARs. The 2024 Equity Plan prohibits repricing of options or SARs either by amending an existing award or substituting a new award for a cancelled award that has an exercise price or base amount less than the exercise price or base amount applicable to the original award.

•	No single-trigger acceleration. The 2024 Equity Plan does not provide for automatic vesting acceleration of awards in connection with a change in control of the Company.
•
No dividends on unvested awards. The 2024 Equity Plan prohibits dividends or dividend equivalents to be granted in connection with stock options or SARs and prohibits payment of dividends or dividend equivalents on unvested awards until the underlying awards have vested.

•
Subject to applicable clawback policies. Awards granted under the 2024 Equity Plan are subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be approved or implemented by the Board or the Compensation Committee from time to time.

•	Administered by an independent committee. The 2024 Equity Plan will be administered by an independent committee of the Board.
Determination of the Number of Shares Available for Awards under the Amended Equity Plan
If this Proposal No. 2 is approved by our stockholders, subject to adjustments as described below, the maximum aggregate number of Shares that may be issued under the 2024 Equity Plan will be 1,450,000. In addition, subject to adjustments described below, any Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered, cancelled, or forfeited or exchanged for any reason without issuance of such Shares will be available for new awards under the 2024 Equity Plan.
In determining the number of Shares to be authorized for issuance under the 2024 Equity Plan, the Compensation Committee of the Board worked with Willis Towers Watson and the Compensation Committee and the Board considered a number of factors, including burn rate, the number of Shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from our stockholders. As of August 1, 2024, 252,738 Shares remain available for awards under the Prior Plan and such Shares will not be available under the 2024 Equity Plan.

PROPOSALS | 86
Dilution Analysis
The table below shows our potential dilution levels based on our Common Stock outstanding as of August 1, 2024, the new Shares requested for issuance under the 2024 Equity Plan and our total equity awards outstanding as of August 1, 2024. The Board believes that the number of Shares requested under the 2024 Equity Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.
Potential Overhang with 1,450,000 Requested New Shares
Stock Options Outstanding as of August 1, 2024(1)	2,881,994
Weighted Average Exercise Price of Stock Options Outstanding as of August 1, 2024	$63.75
Weighted Average Remaining Term of Stock Options Outstanding as of August 1, 2024	4.25 years
Outstanding Full Value Awards as of August 1, 2024(2)	562,866
Total Equity Awards Outstanding as of August 1, 2024(3)	3,444,860
Shares Requested for the 2024 Equity Plan	1,450,000
Total Shares available for grant under the Prior Plan as of August 1, 2024	252,738
Total Potential Overhang under the 2024 Equity Plan(4)	5,147,598
Shares of Common Stock Outstanding as of August 1, 2024	48,483,030
Fully Diluted Shares(5)	53,630,628
Potential Dilution of 1,450,000 Shares as a Percentage of Fully Diluted Shares	2.70%
(1)	“Stock Options Outstanding” includes outstanding options to purchase Shares assuming maximum performance.
(2)
“Full Value Awards” includes restricted stock unit awards granted under the Prior Plan and as inducement awards that qualify for the inducement grant exception to the shareholder approval requirements of the Nasdaq Stock Market set forth in Rule 5635(c)(4) (“Inducement Awards”), in each case assuming maximum performance.

(3)
“Total Equity Awards” represents the sum of outstanding stock options and outstanding Full Value Awards, in each case as of August 1, 2024 and assuming maximum performance. No additional awards will be granted under the Prior Plan upon approval of the 2024 Equity Plan and any Shares that remain available for awards under the Prior Plan will not be available under the 2024 Equity Plan.

(4)
“Total Potential Overhang” includes the sum of the total number of equity awards outstanding as of August 1, 2024, the number of Shares available for grant under the Prior Plan as of August 1, 2024, and the number of shares requested for the 2024 Equity Plan. No additional awards will be granted under the Prior Plan upon approval of the 2024 Equity Plan and any Shares that remain available for awards under the Prior Plan will not be available under the 2024 Equity Plan.

(5)	“Fully Diluted Shares” reflects the sum of the Total Potential Overhang and the total number of Shares outstanding as of August 1, 2024.
Burn Rate
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our past Share usage (referred to as “burn rate”) each year and over time. The table below sets forth the following information regarding the awards granted under the Prior Plan and as Inducement Awards: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows: (1) all stock options and full value awards granted in the applicable year (each, assuming maximum performance), divided by (2) the weighted average number of Shares outstanding for the applicable year.
Burn Rate				3-Year average
Element	2023	2022	2021
Stock Options Granted Unit (assuming maximum performance)	83,684	40,120	131,576	85,127
Restricted Stock Unit Awards Granted (assuming maximum performance)	197,904	388,609	47,773	211,429
Total Granted	281,588	428,729	179,349	296,555
Weighted Average Shares of Common Stock Outstanding as of applicable fiscal year-end	48,162,800	48,011,257	43,398,534	46,524,197
Burn Rate	0.585%	0.893%	0.413%	0.637%

PROPOSALS | 87
The burn rate means that we used an annual average of 0.637% of the weighted average Shares outstanding for awards granted or earned over the past three years.
Summary of Freshpet, Inc. 2024 Equity Incentive Plan
The material terms of the 2024 Equity Plan are summarized below. A copy of the full text of the 2024 Equity Plan is attached to this proxy statement as Appendix B. This summary of the 2024 Equity Plan is not intended to be a complete description of the 2024 Equity Plan and is qualified in its entirety by the actual text of the 2024 Equity Plan to which reference is made. Capitalized terms used, but not defined, in the following summary have the meaning assigned to those terms in the 2024 Equity Plan.
Purpose
The Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants with stock-based and/or cash-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
Types of Awards
The 2024 Equity Plan provides for the issuance of stock options (including incentive stock options and nonqualified stock options), SARs, stock awards, stock units, and other stock-based awards to employees, non-employee directors, and consultants of the Company or its subsidiaries.
Administration
The 2024 Equity Plan will be administered by the Committee. The Committee can delegate authority to administer the 2024 Equity Plan to one or more subcommittees of the Committee, as it determines to be appropriate.
The Committee will determine (1) the individuals who will receive awards under the 2024 Equity Plan; (2) the type, size, terms and conditions of awards under the 2024 Equity Plan; (3) when grants of awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (4) determine the amounts payable based on whether performance goals were met, with discretion to make adjustments to the amounts payable as the Committee deems appropriate and in the Company’s best interests; (5) when to amend previously granted awards, subject to the limitations set forth in the 2024 Equity Plan; (6) determine and adopt the terms and guidelines that apply to individuals living outside the U.S. who receive grants under the 2024 Equity Plan; and (7) deal with any other matters arising under the 2024 Equity Plan.
The term “Committee” in this description of the 2024 Equity Plan will refer to the Committee, our Board, or any subcommittee, as applicable, that has authority with respect to a specific grant.
Shares Subject to the 2024 Equity Plan
Subject to adjustment described below, our 2024 Equity Plan authorizes the issuance or transfer of up to 1,450,000 Shares. The 2024 Equity Plan also provides that Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date of the 2024 Equity Plan, expires, or is terminated, surrendered, cancelled, exchanged, or forfeited for any reason without issuance of such Shares will be available for new grants under the 2024 Equity Plan. Subject to adjustment, as described below, the aggregate number of Shares available for issuance or transfer under the 2024 Equity Plan pursuant to incentive stock options cannot exceed 1,450,000 Shares.
The Shares issuable under the 2024 Equity Plan may be drawn from Shares of authorized but unissued common stock or from Shares that we acquire, including Shares purchased on the open market.
If awards granted under the 2024 Equity Plan expire, terminate, or are surrendered, cancelled, forfeited, or exchanged without having been exercised, vested or paid in Shares, subject to such awards will again be available for purposes of the 2024 Equity Plan. Shares surrendered in payment of an option’s exercise price, including options granted under the Prior Plan, are not available for re-issuance under the 2024 Equity Plan. Furthermore, Shares withheld or surrendered for payment of taxes with respect to awards, including such awards granted under the Prior Plan, are not available for reissuance. If SARs are granted, the full number of Shares subject to the SARs

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are considered issued under the 2024 Equity Plan, without regard to the number of Shares issued upon exercise of the SARs. If grants of awards are settled in cash rather than Shares, any Shares that were previously subject to such awards will again be available for issuance or transfer under the 2024 Equity Plan. If we repurchase the Shares on the open market with proceeds from an option’s exercise price (including options granted under the Prior Plan), then such Shares cannot be made available for issuance under the 2024 Equity Plan.
The number of Shares available under the 2024 Equity Plan will not be reduced by the Shares that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company that we acquired in a transaction. Additionally, subject to applicable stock exchange listing and Code requirements, Shares available under an acquired company’s stockholder approved plan, as adjusted, may be used by the Company for grants of awards under the 2024 Equity Plan, and they will not reduce the 2024 Equity Plan’s Share reserve.
Non-Employee Director Limit
Subject to adjustment, as described below, the maximum aggregate grant date value of Shares (as determined for financial reporting purposes) granted to any non-employee director in a calendar year, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the calendar year, cannot exceed $750,000 in total value. This calculation excludes the value of any dividend equivalents paid pursuant to grants of awards from any previous year.
Adjustments
If there is any change in the number or kind of Shares outstanding because of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split, or combination or exchange of shares; (ii) a merger, reorganization, or consolidation; (iii) a reclassification or change in par value of Shares; or (iv) any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced because of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee will equitably adjust the following:
•	the maximum number and kind of Shares available for issuance under the 2024 Equity Plan,
•	the number and kind of outstanding Shares issued under the 2024 Equity Plan,
•	the price per Share or applicable market value of awards will be equitably adjusted by the Committee, and
•	exercise price of options, base amount of SARs, performance goals or other terms and conditions that the Committee deems appropriate and subject to the 2024 Equity Plan’s repricing restrictions.
The Committee will make adjustments to reflect changes in the number, kind, or value or Shares issued to prevent, to the extent possible, the enlargement or dilution of rights and benefits under the 2024 Equity Plan and for any outstanding awards, in each case subject to and consistent with applicable law. The Committee will eliminate any fractional Shares resulting from adjustment.
The Committee may also make adjustments to the terms and conditions of outstanding awards in recognition of unusual or nonrecurring events, including acquisitions and dispositions of business assets, which affect the Company, its subsidiaries or business units, or any financial statements of the Company or its subsidiaries, or in response to changes in applicable laws, regulations, or accounting principles. In the event of certain transactions that represent a change in control (as described below), the change in control provisions of the 2024 Equity Plan apply.
Lastly, the Committee has sole discretion and authority to determine the adjustments to be made, and adjustments by the Committee are final, binding, and conclusive.
Eligibility
All employees and non-employee directors, and certain key advisors (including consultants and advisors of the Company) that provide services to us and our subsidiaries are eligible to participate in the 2024 Equity Plan. The Committee will select which eligible services providers will receive grants of awards under the 2024 Equity Plan. As of August 1, 2024, approximately 1,276 employees, 12 non-employee directors and 10 consultants / advisors would have been eligible to participate in the 2024 Equity Plan if the 2024 Equity Plan were in effect on such date.

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Vesting and Minimum Vesting Requirements
The Committee determines the vesting and exercisability terms of awards granted under the 2024 Equity Plan and such awards will have regular vesting schedules that provide that no portion of an award will vest earlier than one year from the draft of grant. However, (i) awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if granted on the date of our annual meeting of stockholders and vest on the date of our annual meeting of stockholders immediately following the date of grant (but in any event, not less than 50 weeks), and (ii) up to 5% of the Shares reserved under the 2024 Equity Plan as of the Effective Date (subject to adjustment described above) may be granted without regard to this minimum vesting requirement. The Committee may accelerate vesting of any award in its discretion.
Options
Under our 2024 Equity Plan, the Committee may grant incentive stock options and nonqualified stock options. Incentive stock options may be granted to employees of the Company or any parent or subsidiary of the Company, according to Section 424 of the Code. Nonqualified stock options may be granted to employees, non-employee directors, and key advisors. The exercise price of an option granted under the 2024 Equity Plan will be determined by the Committee but cannot be less than the fair market value of a Share on the date the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a Share on the date the option is granted.
The Committee will determine the term of an option, with a term limit of no more than 10 years from the date of grant. However, an incentive stock option that is granted to a 10% stockholder, cannot have a term that exceeds five years from the date of grant.
Subject to the minimum vesting requirements of the 2024 Equity Plan, options will become exercisable according to the terms and conditions set by the Committee in the award agreement. The Committee may accelerate the exercisability of any outstanding options at any time and for any reason. The Committee will determine in the award agreement under what circumstances and during what time periods a participant may exercise an option after termination of employment or service. Any options granted to non-exempt employees cannot be exercisable for at least six months after the grant date, except as determined by the Committee.
A participant can exercise an option that has become exercisable by delivering a notice of exercise to the Company. The exercise price for any option is generally payable in cash or check. In certain circumstances, as permitted by the Committee, the exercise price may be paid by the surrender of Shares with an aggregate fair market value on the date the option is exercised equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding Shares subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the Committee approves.
Stock Awards
The Committee may grant stock awards of our common stock to anyone eligible under the 2024 Equity Plan. Stock awards may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period or based on the satisfaction of pre-established criteria, as determined by the Committee, including, but not limited to, restrictions based on the achievement of performance goals. The award agreement will set the period of time during which the stock awards will be subject to restrictions, during which time a participant cannot sell, assign, transfer, pledge, or otherwise dispose of the shares of a stock award, except as permitted by the Committee.
If a participant ceases to be employed by or provide services to the Company during any restricted period, or if other specified conditions are not met, any unvested portion of the stock award will be forfeited, unless the Committee determines otherwise.
Unless otherwise determined by the Committee, a participant will have the right to vote and the right to receive dividends or other distributions paid on the shares, subject to any restrictions, including the achievement of performance goals, that the Committee may determine. Dividends with respect to stock awards will only vest if and to the extent that the underlying stock award vests, as determined by the Committee.

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Stock Units
The Committee may grant stock units to anyone eligible to participate in the 2024 Equity Plan. Stock units represent hypothetical Shares, and each represents a right that a participant has to receive a Share or amount of cash based on the common stock’s value, if and when specified conditions are met.
Stock units become payable if certain conditions or circumstances are met, including specified performance goals. The Committee may accelerate vesting or payment for any reason and at any time, provided that the acceleration complies with Section 409A of the Code. Payment for stock units can be made in common stock, cash, or any combination of the two as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Appreciation Rights
The Committee may grant SARs to anyone eligible for the 2024 Equity Plan separately or in tandem with any option. Tandem SARs for non-qualified stock options may be granted at the time an option is granted or while an option is outstanding. In the case of incentive stock options, SARs may only be granted at the time the incentive stock option is granted. The Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant, as well as the vesting and other restrictions applicable to the exercisability of a SAR.
If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of Shares that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of Shares. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us or during an applicable period following termination. If a SAR is granted to a non-exempt employee, it may not be exercisable for at least six months after the date of grant.
When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the SAR. The appreciation of a SAR will be paid in Shares, cash or both.
The term of any SAR cannot exceed 10 years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, consistent with Section 409A of the Code, unless the Committee determines otherwise.
Other Stock-Based Awards
The Committee may grant other stock-based awards that are based on or measured by our common stock to anyone who is eligible to participate in the 2024 Equity Plan, subject to terms and conditions set by the Committee. Other stock-based awards may be subject to the achievement of performance goals or criteria, and may be payable in cash, Shares, or a combination of the two, as determined by the Committee.
Dividend Equivalents
The Committee may grant dividend equivalents in connection with stock units or other stock-based awards, either in the award agreement or at any point following the grant of the stock unit or other stock-based award. Dividends and dividend equivalents granted in connection with an award of stock units or other stock-based award will vest and be paid only if and to the extent that the underlying award of stock units or other stock-based award is vested and paid. Dividend equivalents may be payable in cash or Shares and upon terms and conditions set by the Committee.
Dividends and dividend equivalents may not be granted in connections with options or SARs.

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Prohibition on Repricing
Except in connection with a corporate transaction involving the Company, the Committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price that is lower than the exercise price or base price of the original option or SAR; or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.
Change in Control
If we experience a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding grants that are not exercised, unvested or paid at the time of the change in control will be assumed by or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by the surviving corporation (or a parent or subsidiary of the surviving corporation).
Unless the Committee or applicable award agreement provides otherwise, if a participant’s employment or service to the Company is terminated involuntarily by the Company other than for cause (as defined in the 2024 Equity Plan) upon or within 12 months following a change in control, the participant’s awards become fully vested as of the date of such termination. For awards that become vested based, in whole or in part, on performance, the applicable award agreement must specify how to calculate the portion of such grant that becomes vested.
If there is a change in control and all outstanding grants are not assumed by or replaced with grants that have comparable terms by the surviving company, then the Committee may (but is not required to) adjust the terms and conditions of outstanding awards, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•	the consummation of a transaction where a person, entity or affiliated group, with certain exceptions, acquires more than 50% of the combined voting power of our then-outstanding securities;
•	determine that participants will receive payment, in an amount and form determined by the Committee, in settlement of outstanding stock units, other stock-based awards, or dividend equivalents;
•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or Shares, equal to the difference between the exercise price and the fair market value of the underlying Shares; provided, however, if the per Share fair market value of our common stock does not exceed the per Share stock option exercise price or SAR base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR; or

•	after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Committee.
In general terms, a change in control under the 2024 Equity Plan occurs if:
•	the consummation of a transaction where a person, entity or affiliated group, with certain exceptions, acquires more than 50% of the combined voting power of our then-outstanding securities;
•	a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent directors;
•
we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent (excluding certain transactions with our affiliates);

•	we consummate a complete liquidation or dissolution; or
•	we sell or dispose of all or substantially all of our assets.

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Deferrals
The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the participant in connection with a grant under the 2024 Equity Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Valuation
The fair market value per Share on any relevant date under the 2024 Equity Plan will be deemed to be equal to the closing sale price per Share during regular hours trading on the relevant date on Nasdaq (or any other national securities exchange on which our Common Stock is at the time primarily traded). If there is no closing selling price for Common Stock on the date in question, then the fair market value shall be the last reported sale price during regular trading hours on the last preceding date for which a sale was reported. On August 1, 2024, the fair market value per Share of our Common Stock was $123.61.
Withholding
All awards under the 2024 Equity Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant. We may also take any other actions that the Committee deems advisable to enable us to satisfy our withholding tax and other tax obligations with respect to any award made under the 2024 Equity Plan.
The Committee may permit or require that our tax withholding obligation with respect to awards paid in our common stock be paid by having Shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state and local tax liabilities, or as otherwise determined by the Committee. In addition, the Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.
Transferability
Except as permitted by the Committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. The Committee may provide in an award agreement that a participant may transfer non-qualified stock options and stock awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.
Amendment; Termination
The Board may amend or terminate the 2024 Equity Plan at any time, except that the Board must receive stockholder approval to do so if required to comply with the Code, applicable law, or applicable stock exchange requirements.
The 2024 Equity Plan will terminate on the day immediately preceding the 10th anniversary of its Effective Date, unless terminated earlier by the Board or unless the Board, with stockholder approval, extends the term of the 2024 Equity Plan.
If a termination or amendment occurs after an award is made, it will not materially impair the rights of a participant with respect to the award, unless the participant consents or the Committee acts in compliance with applicable law or other exceptions set forth in the 2024 Equity Plan.

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Establishment of Sub-Plans
Our Board may from time to time establish one or more sub-plans under the 2024 Equity Plan to satisfy applicable blue sky, securities or tax laws of various jurisdiction. The Board will establish sub-plans by setting forth the Committee’s discretionary limits under the 2024 Equity Plan and any additional terms and conditions not otherwise inconsistent with the 2024 Equity Plan.
Clawback
All grants of awards under the 2024 Equity Plan will be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that the Board or Committee may implement or approve at any time. To the extent possible under applicable Law, we may offset any payments due under the 2024 Equity Plan to a participant where repayment is required by an applicable clawback or recoupment policy.
Subject to applicable law, the Committee may provide in any award agreement that if a participant breaches any restrictive covenant obligation or agreement between the participant and us, or otherwise engages in activities that constitute cause either while employed by, or providing services to, us or within a specified period thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or SAR and the vesting of any other award and delivery of Shares upon such exercise or vesting, as applicable on such terms as the Committee will determine, including the right to require that in the event of any rescission:
•	the participant must return the Shares received upon the exercise of any option or SAR or the vesting and payment of any other grants; or
•
if the participant no longer owns the Shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares (if the participant transferred the Shares by gift or without consideration, then the fair market value of the Shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.
Certain Federal Income Tax Aspects
The following is a summary of certain federal income tax consequences of awards under the 2024 Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any Shares received upon the exercise of an option will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the optionee) depending upon the length of time such Shares were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within 10 years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an incentive stock option

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are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the Shares at the time the Shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the Shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the Shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the Shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any Shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any Shares received upon exercise of a SAR will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the participant) depending upon the length of time such Shares were held by the participant.
Other Stock-Based Awards
With respect to other stock-based awards granted under the 2024 Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any Shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2024 Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

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Section 162(m) of the Code
Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While the Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
New Plan Benefits
Future benefits under the 2024 Equity Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.
Because future grants of awards under the 2024 Equity Plan, if approved, would be subject to the discretion of the Board or Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2024 Equity Plan.
The Board of Directors recommends that you vote “FOR” the adoption of the
2024 Equity Incentive Plan.

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PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has re-appointed KPMG as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2024. KPMG has served as the Company’s independent registered public accounting firm since 2013.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for 2024. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Fees for Services Rendered by Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by our current independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022.
	2023	2022
Audit Fees(1)	$1,590,000	$1,759,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$1,900	$1,900
Total	$1,591,900	$1,760,090
________________
(1)
Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)	All Other Fees: Includes fees related to KPMG’s Accounting Research Online (ARO) Subscription.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
All services provided by KPMG subsequent to the formation of the Audit Committee in November 2014 were pre-approved by the Audit Committee, including all services provided in 2023 and 2022.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of
KPMG as the Company’s independent registered public accounting firm for 2024.

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PROPOSAL NO. 4: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.
This proposal, commonly referred to as the “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
“RESOLVED, that the stockholders of Freshpet, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say-on-Pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
The Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

PROPOSALS | 98

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS  | 100
Certain Relationships and Related Party Transactions
There are no related person transactions that require reporting under SEC rules. Our Board has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

DELINQUENT SECTION 16(a) REPORTS | 101
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2023 all filing requirements applicable to the Reporting Persons were timely met except (i) Forms 3, 4 and 5 were not timely filed for each of Mr. Scalzo and Mr. McLevish on their appointment as a director and receipt of an award of restricted shares of common stock on August 21, 2023, (ii) Forms 4 and 5 were not timely filed for Mr. Biegger on his receipt of an award of restricted shares of common stock on May 17, 2023, (iii) Forms 4 and 5 were not timely filed for Mr. Cunfer in connection with tax withholdings of shares of common stock on December 1, 2023, (iv) Forms 4 and 5 were not timely filed for Mr. Macchiaverna in connection with tax withholdings of shares of common stock on April 1, 2023, and (v) Forms 3 and 5 were not timely filed for Ms. Patel for her existing holdings of restricted shares of common stock on June 28, 2023, in each case due to administrative oversight.

OTHER MATTERS | 103
ADDITIONAL INFORMATION
OTHER BUSINESS
The Company knows of no other business to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
COSTS OF THE SOLICITATION
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.
The Company has retained Sodali &Co (“Sodali”) to solicit proxies. Under our agreement with Sodali, we anticipate that Sodali will receive a fee of up to $25,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Sodali against certain liabilities relating to, or arising out of, its retention. Sodali will solicit proxies by mail, telephone, facsimile and email.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our Common Stock are only being sent one set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so by notifying us in writing at: Corporate Secretary, Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary or by telephone at 201-520-4000.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING
Nomination of Director Candidates: Stockholders may nominate candidates to serve on the Board. Our Bylaws require stockholders seeking to make a director nomination to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a nomination to us no earlier than the close of business on June 3, 2025 and no later than the close of business on July 3, 2025 in order to nominate a candidate for election to the Board at our 2025 Annual Meeting. However, in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2024 Annual Meeting, then pursuant to our Bylaws, notice by a stockholder must be delivered to us no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and no later than the later of (i) the close of business on the 90th day prior to the 2025 Annual Meeting and (ii) the close of business on the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made. The notice must contain the information required by, and otherwise comply with, our Bylaws, and should be addressed to: Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary.
Universal Proxy Rules: In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 12, 2025. If the 2025 Annual Meeting changes by more than 30 calendar days from the anniversary date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting.

OTHER MATTERS | 104
Proxy Access: Under Freshpet’s proxy access Bylaws provision, a stockholder or a group of no more than twenty (20) stockholders owning three percent (3%) or more of the voting power of the Company's outstanding capital stock continuously for at least three (3) years may nominate and include in the Company's proxy statement for an annual meeting director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided the stockholders satisfy the requirements specified in the Bylaws. To be timely for the 2025 Annual Meeting, such nominations must be submitted in writing and received by our Corporate Secretary no earlier than the close of business on March 25, 2025 (the 150th day before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting) and no later than the close of business on April 24, 2025 (the 120th day before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting), or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date.
Rule 14a-8 Stockholder Proposals: To be considered for inclusion in our proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the Company must receive notice of a stockholder proposal on or before April 24, 2025 (120 days before the anniversary of the proxy statement for the previous year’s annual meeting). The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary.
Non-Rule 14a-8 Stockholder Proposals: If you intend to present a proposal at an annual meeting other than by submitting a stockholder proposal for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act, our Bylaws require you to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, in order to present a proposal in this manner at the 2025 Annual Meeting, you must deliver notice of a proposal to us no earlier than the close of business on June 3, 2025 and no later than the close of business on July 3, 2024 in order to present it at the 2025 Annual Meeting. The notice must contain the information required by, and otherwise comply with, our Bylaws, and should be addressed to: Freshpet, Inc., 1545 US-206, Bedminster, NJ 07921, Attention: Corporate Secretary. A copy of our Bylaws is available on the Company’s corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

OTHER MATTERS | 105
FORWARD-LOOKING STATEMENTS
Certain of the Company’s statements included herein constitute “forward-looking” statements, including statements related to the future impact of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, our expectations regarding our future operating and economic environment, and our long-term capacity planning. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein, including potential costs associated with shareholder activism. For a detailed discussion of risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, please see the section entitled “Risk Factors” in the Company’s latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the SEC. Such forward-looking statements are made only as of the date they are made. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Dated: August 22, 2024
By Order of the Board of Directors,

Walter N. George III
Chair of the Board

APPENDIX A | A-1
APPENDIX A: NON-GAAP FINANCIAL MEASURES
In this Proxy Statement, we refer to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should be considered as a supplement to the GAAP reported measures, should not be considered a replacement for, or superior to, any GAAP measure and may not be comparable to similarly named measures used by other companies.
Adjusted EBITDA is not prepared in accordance with U.S. GAAP. We define EBITDA as net income (loss) plus interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation, launch expenses, plant start-up expense, fees related to equity offerings of our Common Stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.
We believe that Adjusted EBITDA provides an additional metric to evaluate our operations and, when considered with both our U.S. GAAP results and the reconciliation to the closest comparable U.S. GAAP measure, provides a more complete understanding of our business than could be obtained absent this disclosure. We use Adjusted EBITDA, together with U.S. GAAP financial measures, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.
Adjusted EBITDA is also an important component of internal budgeting and setting management compensation.
Adjusted EBITDA is presented here because we believe it is useful to investors in assessing the operating performance of our business without the effect of non-cash items, and other items as detailed below. Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), income (loss) from operations or any other measure of financial performance calculated and prescribed in accordance with U.S. GAAP. Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. Our non-GAAP financial measures, such as Adjusted EBITDA, may not be comparable to similarly titled measures in other organizations because other organizations may not calculate non-GAAP financial measures in the same manner as we do.
Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from that term or by unusual or non-recurring items. We recognize that non-GAAP financial measures have limitations as analytical financial measures. For example, Adjusted EBITDA does not reflect:
•	our capital expenditures or future requirements for capital expenditures;
•	the interest expense, or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•
depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor any cash requirements for such replacements; and

•	changes in cash requirements for our working capital needs.
Additionally, Adjusted EBITDA excludes (i) non-cash share-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, (ii) certain costs essential to our sales growth and strategy, including an allowance for marketing expenses for each new store added to our network and non-capitalizable freight costs associated with Freshpet Fridge replacements, and (iii) plant start-up expense incurred to add manufacturing lines and additional Freshpet Kitchens. Adjusted EBITDA also excludes certain cash charges resulting from matters we consider not to be indicative of our ongoing operations. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

APPENDIX A | A-2
The following table provides a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP:
	TWELVE MONTHS ENDED DECEMBER 31
	2023	2022	2021
	(in thousands)
Net loss	$(33,614)	$(59,494)	$(29,699)
Depreciation and amortization	57,058	34,555	30,468
Interest expense	1,069	5,208	2,882
Income tax expense	210	282	162
EBITDA	$24,723	$(19,449)	$3,813
Loss on equity method investment	1,890	3,731	2,005
Loss on disposal of property, plant and equipment	4,321	396	1,000
Non-cash share-based compensation(a)	24,936	26,092	24,998
Enterprise Resource Planning(b)	2,457	8,558	1,379
Capped Call Transaction fees(c)	113	—	—
COVID-19 expense(d)	—	—	1,758
Activism engagement(e)	8,177	—	—
Organization changes(f)	(67)	734	—
Adjusted EBITDA	$66,550	$20,062	$34,953
(a)
Includes the true-up of share-based compensation expense during the period ended December 31, 2023. We have certain outstanding multi-year share-based awards, granted in FY 2020, with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA targets in FY 2024 as a condition to vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets set in 2020. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.

(b)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(c)	Represents fees associated with the Capped Call Transactions.
(d)
Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic.

(e)	Represents advisory fees related to activism engagement.
(f)
Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

APPENDIX B | B-1
APPENDIX B: 2024 EQUITY INCENTIVE PLAN
FRESHPET, INC.
2024 EQUITY INCENTIVE PLAN
Section 1. Effectiveness and Purpose.
Effective as of the Effective Date, the Freshpet, Inc. 2024 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is hereby established.
The purpose of the Plan is to provide employees of Freshpet, Inc., a Delaware corporation (together with its successors, the “Company”), and its Subsidiaries, certain consultants and advisors who perform services for the Company or its Subsidiaries, and non-employee members of the Board, with the opportunity to receive grants of equity awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards. Capitalized terms used in the Plan and not otherwise defined herein shall have the meaning assigned to them in Section 2.
The Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants with stock-based and/or cash-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
The Plan is intended to replace the Prior Plan. No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms.
Section 2. Definitions.
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Affiliate” means, when used with reference to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than 50% of the voting power in, the specified Person (the term “control” for this purpose means the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member or the majority of the managers, as applicable, of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the voting equity interests in the specified Person).
(b) “Award” means an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.
(c) “Award Agreement” means the written agreement that sets forth the terms and conditions of an Award, including all amendments thereto.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause”, for any particular Participant has the meaning ascribed thereto in any effective written employment agreement between such Participant and the Company or one of its Affiliates, or, if no employment agreement is in effect that contains a definition of “Cause”, then Cause means any one of the following reasons for the discharge or other separation of a Participant from employment or services:
(i) fraud (including but not limited to any acts of embezzlement or misappropriation of funds) with respect to the Company and its Affiliates;
(ii) serious dereliction of fiduciary obligation with respect to the Company and its Affiliates;
(iii) conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal);
(iv) repeatedly being under the influence of drugs or alcohol (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of the Participant’s duties with respect to the Company and its Affiliates;

APPENDIX B | B-2
(v) a material and willful failure to perform the Participant’s duties with respect to the Company and its Affiliates;
(vi) willful misconduct or gross negligence or other conduct that would reasonably be expected to result in material injury or reputational harm to the Company or one of its Affiliates; or
(vii) material breach of any restrictive covenant agreement or other material agreement entered into between the Participant and the Company or one of its Affiliates, or a violation of the Company’s written code of conduct or any other written policy of the Company or one of its Affiliates, both as provided to the Participant before the alleged breach.
Anything herein to the contrary notwithstanding, the Company shall give the Participant written notice prior to a termination for Cause based upon the foregoing clauses (i), (iv), (v), or (vii) above, which notice shall set forth the exact nature of the alleged conduct and the conduct required to cure such conduct, if the Company determines that the conduct is curable. The Participant shall have thirty (30) days from the giving of such notice within which to cure the applicable conduct to the satisfaction of the Company.
(f) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:
(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction that would otherwise constitute a Change in Control or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in paragraph (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
The Committee may modify the definition of Change in Control for a particular Award as the Committee deems necessary or appropriate to comply with Section 409A of the Code. Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon

APPENDIX B | B-3
a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i)-(iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(h) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.
(i) “Common Stock” means common stock, par value $.001 per share, of the Company, and such other securities as may be substituted for Common Stock pursuant to Section 5(c) or Section 5(e).
(j) “Disability” or “Disabled” has the meaning set forth in an applicable Award Agreement or written employment or services agreement with a Participant, and in the absence of the forgoing, means (i) the Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant, or (ii) if no long-term disability plan is applicable to the Participant, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of six months or more, consistent with Section 409A of the Code.
(k) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Common Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Common Stock in consideration other than cash. No interest shall be credited on accumulated divided equivalents.
(l) “Effective Date” means the date the Plan is approved by the Company’s stockholders.
(m) “Employed by, or providing service to, the Employer” means employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a Subsidiary and that entity ceases to be a Subsidiary, the Participant will be deemed to cease employment or service when the entity ceases to be a Subsidiary, unless the Participant transfers employment or service to an Employer. If a Participant has military, sick leave or other bona fide leave, the Participant will not be deemed to cease employment or service solely as a result of such leave; provided that such leave does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for all or a portion of the period of such leave, or that vesting shall be tolled during such leave and only recommence upon the Participant’s return from such leave.
(n) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(o) “Employer” means the Company and its Subsidiaries.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exercise Price” means the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.

APPENDIX B | B-4
(r) “Fair Market Value” means:
(i) If the Common Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a share of Common Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.
(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(t) “Key Advisor” means a consultant or advisor of the Employer.
(u) “Non-Employee Director” means a member of the Board who is not an Employee.
(v) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.
(w) “Option” means an option to purchase shares of Common Stock, as described in Section 7.
(x) “Other Stock-Based Award” means any Award based on, measured by or payable in Common Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 11.
(y) “Participant” means an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.
(z) “Performance Goals” means the business criteria selected by the Company to measure the level of performance of the Company or an Affiliate during a performance period, which may include, but are not limited to, one or more of the following criteria: earnings per share; operating income; gross income; net income (before or after taxes); cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total stockholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; the fair market value of a share of Common Stock; the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; reduction in operating expenses; strategic goals or objectives (including objectives related to qualitative or quantitative environmental, social or governance metrics); and other applicable criteria as determined by the Committee.
Performance Goals applicable to an Award shall be determined by the Committee, and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.
(aa) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
(bb) “Prior Plan” means the Freshpet, Inc. Second Amended and Restated 2014 Omnibus Incentive Plan, as amended through the Effective Date.
(cc) “SAR” means a stock appreciation right, as described in Section 10.
(dd) “Stock Award” means an award of Common Stock, as described in Section 8.

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(ee) “Stock Unit” means an award of a contractual right to receive one or more shares of Common Stock, cash or combination thereof, as described in Section 9, and denominated in a number of shares of Common Stock specified in an Award Agreement.
(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain
Section 3. Administration.
(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Awards to members of the Board must be authorized by a majority of the Board. The Committee may delegate authority to one or more subcommittees of the Committee, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder.
(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan; (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual; (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, which criteria may be based on the attainment of Performance Goals; (iv) determine the amounts payable based on attainment of Performance Goals, including discretion to make such adjustments (positive or negative) to the amounts payable as the Committee deems appropriate and in the best interests of the Company; (v) amend the terms of any previously issued Award, subject to the provisions of Section 18 below; (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Awards under the Plan; and (vii) deal with any other matters arising under the Plan.
(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s written interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. The Committee may rely on internal or external advisors in determining appropriate interpretations of the Plan or Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(d) Indemnification. No member of the Committee or the Board, and no employee of the Company or any Affiliate shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving such person’s bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.
Section 4. Awards.
(a) General. Awards under the Plan may consist of Options as described in Section 7, Stock Awards as described in Section 8, Stock Units as described in Section 9, SARs as described in Section 10, and Other Stock-Based Awards as described in Section 11. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the

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Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.
(b) Minimum Vesting. Awards granted under the Plan shall include regular vesting schedules that provide that no portion of an Award shall vest earlier than one year from the date of grant. However, (i) for purposes of Awards granted to Non-Employee Directors, such Awards shall be deemed to satisfy this minimum vesting requirement if such Awards are granted on the date of the Company’s annual meeting of stockholders and vest on the date of the Company’s annual meeting of stockholders immediately following the date of grant (but not less than 50 weeks following the date of grant), and (ii) subject to adjustments made in accordance with Section 5(e) below, up to 5% of the shares of Common Stock authorized under the Plan as set forth in Section 5(a) as of the Effective Date may be granted without regard to this minimum vesting requirement.
(c) Dividends and Dividend Equivalents. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.
Section 5. Shares Subject to the Plan.
(a) Shares Authorized. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan shall not exceed 1,450,000 shares of Common Stock. In addition, subject to adjustment as described below in Sections 5(b) and 5(e) below, shares of the Common Stock underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered, cancelled, or forfeited or exchanged for any reason without issuance of such shares shall be available for new Awards under this Plan. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 1,450,000 shares of Common Stock.
(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Awards granted under the Plan expire, terminate or are surrendered cancelled, forfeited, exchanged or without having been exercised, vested or paid in shares, the shares subject to such Awards shall again be available for purposes of the Plan. Shares of Common Stock surrendered in payment of the Exercise Price of an Option (or an option granted under the Prior Plan) shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards (or awards granted under the Prior Plan) shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any Awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options (including options granted under the Prior Plan), such shares may not again be made available for issuance under the Plan.
(c) Substitute Awards. Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d) Individual Limits for Non-Employee Directors. Subject to adjustment as described below in Section 5(e), the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes and excluding the value of any Dividend Equivalents paid pursuant to any Award granted in a previous year.

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(e) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the number and kind of shares covered by outstanding Awards, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control, the provisions of Section 13 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Subject to Section 18(b), the adjustments of Awards under this Section 5(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
Section 6. Eligibility for Participation.
(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines.
Section 7. Options.
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.
(b) Type of Option and Exercise Price.
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
(ii) The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

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(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, subject to compliance with Section 409A or Section 422 of the Code, as applicable, unless the Committee determines otherwise.
(d) Exercisability of Options. Subject to Section 4(b), Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement, including upon the attainment of specified Performance Goals. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e) Awards to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(f) Termination of Employment or Service. Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or by check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

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Section 8. Stock Awards.
The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Common Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. Subject to Section 4(b), the Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 16 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right: (i) to vote shares of Stock Awards and (ii) subject to Section 4(c), to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals.
(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 9. Stock Units.
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. Subject to Section 4(b), the Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred

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to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with Section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 10. Stock Appreciation Rights.
The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise, consistent with Section 409A of the Code.
(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.
(c) Exercisability. Subject to Section 4(b), a SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement, including the attainment of specified Performance Goals. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d) Awards to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(e) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 10(a).
(f) Form of Payment. The appreciation in a SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

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Section 11. Other Stock-Based Awards.
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 7, 8, 9 and 10 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Subject to Section 4(b), Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 12. Dividend Equivalents.
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards in an applicable Award Agreement or at any point following the grant of such Award. Subject to Section 4(c), Dividend Equivalents may be accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms and conditions as the Committee shall determine. For the avoidance of doubt, dividends or Dividend Equivalents shall not be granted in connection with Options or SARs.
Section 13. Consequences of a Change in Control.
(a) Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law. For purposes of the foregoing, an Award under the Plan shall not be treated as continued, assumed, or replaced on comparable terms unless it is continued, assumed, or replaced with substantially equivalent terms, including, without limitation, the same vesting terms.
(b) Vesting Upon Certain Terminations of Employment. Unless the Committee determines otherwise or the applicable Award Agreement provides otherwise, if a Participant’s employment or services terminate by reason of an involuntary termination by the Company other than for Cause upon or within 12 months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 13(b) shall be calculated.
(c) Other Alternatives. In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Awards, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

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Section 14. Deferrals.
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.
Section 15. Withholding of Taxes.
(a) Required Withholding. All Awards under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards, or the Employer may take such other action as the Committee may deem advisable to enable the Employer to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
(b) Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Common Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
Section 16. Transferability of Awards.
(a) Nontransferability of Awards. Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of the successor’s right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options and Stock Awards. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement or at such other time after the grant of an award, that a Participant may transfer Nonqualified Stock Options or Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Stock Award and the transferred Option or Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Stock Award immediately before the transfer.
Section 17. Requirements for Issuance or Transfer of Shares
No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

APPENDIX B | B-13
Section 18. Amendment and Termination of the Plan.
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b) No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(d) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to such Award unless the Participant consents or unless the Committee acts under Section 19(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.
Section 19. Miscellaneous.
(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.
(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.
(d) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

APPENDIX B | B-14
(f) Compliance with Law.
(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii) The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.
(iii) Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination and identification of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.
(iv) Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or Affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
(g) Awards in Foreign Countries; Establishment of Subplans. The Committee has the authority to award Awards to Participants who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any

APPENDIX B | B-15
supplement to Participants in any jurisdiction that is not affected. Notwithstanding the foregoing, the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.
(h) Company Policies and Clawback Rights.
(i) All Awards under the Plan shall be subject to any applicable share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Effective Date. All Awards and amounts payable under the Plan are additionally subject to the terms of any applicable clawback policies approved by the Board or Committee, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the date of grant of an Award (as applicable, a “Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).
(ii) Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that, if a Participant breaches any restrictive covenant obligation or agreement between the Participant and the Employer (which may be set forth in any Award Agreement) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (A) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or, (B) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Award Agreement containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.
(i) Governing Law; Jurisdiction. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Awards made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.

FRESHPET, INC.
1545 US-206, 1st Floor
Bedminster, NJ 07921

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A David B. Biegger	☐	☐	☐
1B Daryl G. Brewster	☐	☐	☐
1C Jacki S. Kelley	☐	☐	☐
1D Timothy R. McLevish	☐	☐	☐

NOTE: We may also transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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0000650423_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report is/are available at www.proxyvote.com

FRESHPET, INC.
Annual Meeting of Stockholders
October 1, 2024 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholders(s) hereby appoint(s) Lisa Alexander and Todd Cunfer, or either of them, as proxies, each with the power to act individually or in the presence of others, and to appoint her or his substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FRESHPET, INC. that such stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) (including any adjournments, postponements, or continuations thereof) to be held at 09:00 AM, EST on October 1, 2024, virtually at www.virtualshareholdermeeting.com/FRPT2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations ("FOR" each of the director nominees in Proposal 1, and "FOR" each of Proposals 2, 3, and 4), and in the discretion of the proxies named herein with respect to such other business as may properly come before the meeting.

0000650423_2 R1.0.0.6

Continued and to be signed on reverse side